                                LOAN AGREEMENT

                     ($150,000,000 REVOLVING LOAN FACILITY

                                      AND

               $100,000,000 SHORT TERM REVOLVING LOAN FACILITY)

                           DATED AS OF MARCH 8, 1999

                                     AMONG

                         HCC INSURANCE HOLDINGS, INC.
                                 AS BORROWER,

                WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                           AS AGENT AND AS A LENDER,

                              NATIONSBANK, N.A.,
                    AS DOCUMENTATION AGENT AND AS A LENDER,

                                      AND

                      THE OTHER LENDERS NOW OR HEREAFTER
                                PARTIES HERETO

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                               TABLE OF CONTENTS

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                                                                                 PAGE
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
1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.1    CERTAIN DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

2.   COMMITMENTS AND LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     2.1    LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     2.2    TERMINATIONS OR REDUCTIONS OF  COMMITMENTS . . . . . . . . . . . . . . 19
     2.3    COMMITMENT FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     2.4    SEVERAL OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 19
     2.5    NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     2.6    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

3.   BORROWINGS, PAYMENTS, PREPAYMENTS AND INTEREST OPTIONS. . . . . . . . . . . . 21
     3.1    BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.2    PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.3    INTEREST OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.4    CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     3.5    LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION. . . . . 26

4.   PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.. . . . . . . . . . . . . . . 27
     4.1    PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.2    PRO RATA TREATMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     4.3    CERTAIN ACTIONS, NOTICES, ETC. . . . . . . . . . . . . . . . . . . . . 29
     4.4    NON-RECEIPT OF FUNDS BY AGENT. . . . . . . . . . . . . . . . . . . . . 29
     4.5    SHARING OF PAYMENTS, ETC.. . . . . . . . . . . . . . . . . . . . . . . 30

5.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.1    INITIAL LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.2    ALL LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.3    SHORT TERM REVOLVING LOANS . . . . . . . . . . . . . . . . . . . . . . 32

6.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . 32
     6.1    ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.2    FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.3    ENFORCEABLE OBLIGATIONS; AUTHORIZATION . . . . . . . . . . . . . . . . 33
     6.4    OTHER DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     6.5    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.6    TITLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.7    TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34


     6.8    REGULATIONS U AND X. . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.9    SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.10   NO UNTRUE OR MISLEADING STATEMENTS . . . . . . . . . . . . . . . . . . 34
     6.11   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     6.12   INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . . . 35
     6.13   PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . . . . . . . . . . 35
     6.14   SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     6.15   FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     6.16   COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     6.17   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 35
     6.18   PROPERTY AND EARNINGS OF MATERIAL SUBSIDIARIES . . . . . . . . . . . . 36

7.   AFFIRMATIVE COVENANTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.1    TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC.. . . . . . . . . . . . . 36
     7.2    FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . . . . . . . . . . 36
     7.3    FINANCIAL TESTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     7.4    INSPECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     7.5    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     7.6    BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     7.7    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     7.8    NOTICE OF CERTAIN MATTERS. . . . . . . . . . . . . . . . . . . . . . . 38
     7.9    ERISA INFORMATION AND COMPLIANCE . . . . . . . . . . . . . . . . . . . 39
     7.10   REINSURERS' QUALITY RATINGS. . . . . . . . . . . . . . . . . . . . . . 40
     7.11   YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . 40

8.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.1    BORROWED MONEY INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . 40
     8.2    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     8.3    CONTINGENT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . 43
     8.4    MERGERS AND CONSOLIDATIONS . . . . . . . . . . . . . . . . . . . . . . 43
     8.5    DISPOSITION OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . 43
     8.6    REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. . . . . . . . . . . . . . . . 44
     8.7    NATURE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     8.8    TRANSACTIONS WITH RELATED PARTIES. . . . . . . . . . . . . . . . . . . 44
     8.9    LOANS AND INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 44
     8.10   ORGANIZATIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . 44
     8.11   UNFUNDED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . 44
     8.12   CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . . . . . 44
     8.13   ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     8.14   SUBORDINATED INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . 45
     8.15   SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     8.16   PROPERTY AND EARNINGS OF MATERIAL SUBSIDIARIES . . . . . . . . . . . . 45


                                       ii


9.   DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     9.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     9.2    RIGHT OF SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.3    REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . . . . . . . . . 49

10.  AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     10.1   APPOINTMENT, POWERS AND IMMUNITIES . . . . . . . . . . . . . . . . . . 49
     10.2   RELIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     10.3   DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     10.4   MATERIAL WRITTEN NOTICES . . . . . . . . . . . . . . . . . . . . . . . 51
     10.5   RIGHTS AS A LENDER . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     10.6   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     10.7   NON-RELIANCE ON AGENT AND OTHER LENDERS. . . . . . . . . . . . . . . . 51
     10.8   FAILURE TO ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     10.9   RESIGNATION OR REMOVAL OF AGENT. . . . . . . . . . . . . . . . . . . . 52
     10.10  NO PARTNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     10.11  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     11.1   WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     11.2   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     11.3   EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     11.4   INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     11.5   AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     11.6   SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . 55
     11.7   LIMITATION OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . 57
     11.8   SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     11.9   CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     11.10  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     11.11  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     11.12  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     11.13  TAX FORMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     11.14  VENUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     11.15  JURY WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     11.16  CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. . . . . 60
     11.17  DISCLOSURE TO OTHER PERSONS; CONFIDENTIALITY . . . . . . . . . . . . . 60
     11.18  AMENDMENT AND RESTATEMENT; RENEWAL NOTES . . . . . . . . . . . . . . . 61


EXHIBITS
     A -- Request for Extension of Credit
     B -- Rate Designation Notice
     C -- Revolving Note
     D -- Assignment and Acceptance
     E -- Compliance Certificate
     F -- Subsidiaries as of the Effective Date
     G -- Existing Borrowed Money Indebtedness
     H -- Existing Liens
     I -- Short Term Revolving Note

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT is made and entered into as of March 8, 1999, by and among HCC INSURANCE HOLDINGS, INC., a Delaware corporation (together with its permitted successors, herein called the "BORROWER"); each of the lenders which is or may from time to time become a party hereto (individually, a "LENDER" and, collectively, the "LENDERS"), WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("WELLS FARGO"), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT"), and NATIONSBANK, N.A., as Documentation Agent.

     The parties hereto agree as follows:

1.   DEFINITIONS.

     1.1  CERTAIN DEFINED TERMS.

     Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular have the same meanings when used in the plural and VICE VERSA):

     ACCOUNTS, GENERAL INTANGIBLES and INVENTORY shall have the respective meanings assigned to them in the Uniform Commercial Code enacted in the State of Texas in force on the Effective Date.

     ADDITIONAL INTEREST means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes.

     ADJUSTED LIBOR means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by
(b) 1.0000 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

     AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     AGENCY SUBSIDIARIES means HCC UK Acquisition, North American Special
Risk Associates, Inc., an Illinois corporation, LDG Management Company Incorporated, a Massachusetts corporation, HCC Employer Services, Inc., an Alabama corporation, HCC Employee Benefits, Inc., a Delaware corporation, HCC Aviation Insurance Group, Inc., a Texas corporation, HCC Benefits Corporation, a Delaware corporation, HCC Intermediaries, Inc., a Texas corporation, and such other Subsidiaries organized under the laws of the United States or a subdivision thereof which are engaged primarily in the same businesses as the foregoing entities as Borrower may from time to time designate as an "Agency Subsidiary" by giving Agent written notice thereof and by executing and delivering to Agent such Security Agreements, Guaranties, stock certificates, stock powers, authorization documentation, legal opinions and other items as Agent may reasonably request, each in Proper Form and duly executed and delivered, in order to ensure that a Default shall not occur under the provisions of SECTIONS 9.1(j) OR (l) hereof. Borrower may at any time cause any of the above listed entities to no longer be characterized as an "Agency Subsidiary" so long as no Event of Default has occurred which is continuing and so long as such change in characterization does not result in any Default or Event of Default (and in the event any Person ceases to be an "Agency Subsidiary" as above provided, such Person's Guaranty shall be promptly released by Agent and the equity interests in and to such Person shall be promptly released by Agent from the Liens of each Security Document covering such equity interests and the certificates evidencing such equity interests shall be promptly delivered to Borrower by Agent).

     AGREEMENT means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

     ANNUAL FINANCIAL STATEMENTS means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the unqualified opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP or, as applicable, statutory financial standards. Annual Financial Statements shall also include an unaudited consolidating balance sheet and income statement for Borrower, in Proper Form, certified by the chief financial officer or other authorized officer of Borrower as true, correct and complete in all material respects.

     ASSIGNMENT AND ACCEPTANCE shall have the meaning ascribed to such term in SECTION 11.6 hereof.

     BANKRUPTCY CODE means the United States Bankruptcy Code, as amended, and any successor statute.

     BASE RATE means for any day a rate per annum equal to the lesser of
(a) the greater of (1) the Prime Rate for that day or (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Agent shall have determined (which determination shall create a rebuttable presumption as to the accuracy thereof) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Agent to obtain sufficient quotations in accordance with the terms hereof (and in such event, Agent shall furnish written evidence to Borrower showing how Agent made such determination), the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate or (b) the Ceiling Rate.

     BASE RATE BORROWING means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

     BORROWED MONEY INDEBTEDNESS means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payments for services to employees and former employees incurred in the ordinary course of such Person's business), (v) all capital lease obligations of such Person, (vi) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) Interest Rate Risk Indebtedness of such Person (to the extent treated as Indebtedness under GAAP), (viii) all obligations of such Person in respect of outstanding letters of credit issued for the account of such Person (whether or not drawn and in the stated amount thereof) and (ix) all guarantees of such Person of any of the foregoing.

     BUSINESS DAY means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas, New York City, New York or San Francisco, California.

     CAPITAL EXPENDITURES means, with respect to any Person for any period, expenditures in respect of fixed or capital assets by such Person, including capital lease obligations incurred during such period (to the extent not already included), which would be reflected as additions to Property, plant or equipment on a balance sheet of such Person and its consolidated Subsidiaries, if any, prepared in accordance with GAAP; but EXCLUDING expenditures during such period for the repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Capital Expenditures shall not include Permitted Investments or the assets owned by any Person acquired by way of a Permitted Investment or assets comprising substantially all of an entire business which is acquired by the applicable Person.

     CASH FLOW COVERAGE RATIO means, as of the end of any fiscal year, the ratio of (a) the sum of the maximum aggregate dividends that the insurance company Subsidiaries of Borrower are permitted by applicable regulatory authorities to pay to Borrower in the applicable fiscal year PLUS all cash dividends received by Borrower from agency operations of Subsidiaries of Borrower in the applicable fiscal year to (b) the sum of Interest Expense of Borrower and its Subsidiaries for the applicable fiscal year PLUS scheduled principal payments paid or payable by Borrower and its Subsidiaries for the applicable fiscal year PLUS dividends paid by Borrower to its shareholders for the applicable fiscal year.

     CEILING RATE means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter 1D establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly rate ceiling" (as defined in Section 303 of the Texas Finance Code ) for that day. Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to Borrower, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     CHANGE OF CONTROL means a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Borrower or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of Borrower such that such nominees, when added to any existing directors remaining on the Board of Directors of Borrower after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of Borrower. As used herein
(a) "BENEFICIALLY OWN" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; PROVIDED, HOWEVER, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "GROUP" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "UNRELATED PERSON" means at any time any Person other than Borrower or any Subsidiary of Borrower and other than any trust for any employee benefit plan of Borrower or any Subsidiary of Borrower; (d) "RELATED PERSON" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     CHAPTER 1D means Chapter 1D of Title 79, Texas Rev. Civ. Stats. 1925, as amended.

     CODE means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     COLLATERAL means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents.

     COMBINED RATIO means, for any period, the sum of the Loss Ratio for such period PLUS the Expense Ratio for such period.

     COMMITMENTS shall mean, as to any Lender, the aggregate of such Lender's Revolving Loan Commitment, if any, and Short Term Revolving Loan Commitment, if any.

     COMPLIANCE CERTIFICATE shall have the meaning given to it in SECTION 7.2 hereof.

     CONTROLLED GROUP means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under
Section 414 of the Code.

     CORPORATION means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

     DEBT TO CAPITALIZATION RATIO means, as of the end of any fiscal quarter, the ratio of (a) Indebtedness as of such date to (b) the sum of Indebtedness as of such date PLUS Shareholder's Equity as of such date.

     DEFAULT means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     DOLLARS and $ means lawful money of the United States of America.

     EFFECTIVE DATE means March 8, 1999.

     ENVIRONMENTAL CLAIM means any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "ENVIRONMENTAL CLAIM" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

     ENVIRONMENTAL LIABILITIES includes all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

     ENVIRONMENTAL PERMIT means any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

     EURODOLLAR RATE means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the Margin Percentage from time to time in effect or (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in SECTION 3.3 hereof.

     EURODOLLAR RESERVE REQUIREMENT means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall create a rebuttable presumption as to the accuracy thereof, and may be computed using any reasonable averaging and attribution method.

     EVENT OF DEFAULT shall have the meaning assigned to it in SECTION 9 hereof.

     EXPENSE RATIO means, for any period, the ratio of (a) Statutory Net Operating Expenses for the 12 months ending on the last day of the immediately preceding calendar quarter to (b) Statutory Net Written Premiums for the 12 months ending on the last day of the immediately preceding calendar quarter, tested at the end of each calendar quarter.

     FEDERAL FUNDS RATE means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

     FINANCING STATEMENTS means all such Uniform Commercial Code financing statements as Agent shall reasonably require, in Proper Form, duly executed by Borrower (or any other applicable Obligor) to give notice of and to perfect or continue perfection of Agent's Liens in any applicable Collateral, as any of the foregoing may from time to time be amended, modified, supplemented or restated.

     FUNDING LOSS means, with respect to (a) Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a LIBOR Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower, or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to SECTION 3.3, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any actual loss or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan), but excluding loss of margin or profit for the period after such payment or failure to borrow or prepay and excluding losses resulting from the gross negligence or willful misconduct of the applicable Lender.

     GAAP means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Effective Date so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as Borrower provides to Agent such disclosures of the impact of such change as Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrower, Agent and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

     GOVERNMENTAL AUTHORITY means any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Agent, any Lender, any Obligor or their respective Property.

     GUARANTIES means, collectively, (i) the Guaranties dated concurrently herewith executed by each of the current Agency Subsidiaries of Borrower (other than HCC UK Acquisition) in favor of Agent, for the benefit of Lenders, and (ii) any and all other guaranties hereafter executed in favor of Agent, for the benefit of Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

     HAZARDOUS SUBSTANCE means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

     HCC UK ACQUISITION means HCC UK Acquisition Limited, a company organized under the laws of England and Wales.

     INDEBTEDNESS means, for any Person, (i) all obligations of such Person for Borrowed Money Indebtedness (or which has been incurred in connection with the acquisition of property) and (ii) preferred stock having a mandatory redemption prior to the maturity of the Revolving Loan Obligations.

     INSURANCE COMPANY SUBSIDIARIES means Houston Casualty Company, a Texas corporation, Avemco Insurance Company, a Maryland corporation, and U.S. Specialty Insurance Company, a Texas corporation.

     INTEREST EXPENSE means, for any Person, the sum of (i) all interest on Indebtedness paid or due and payable (including the portion of rents payable under capital leases allocable to interest) plus (ii) all debt discount and expense amortized or required to be amortized during such period.

     INTEREST OPTIONS means the Base Rate and each Eurodollar Rate, and "INTEREST OPTION" means any of them.

     INTEREST PAYMENT DATES means (a) FOR BASE RATE BORROWINGS, April 30, 1999 and the last Business Day of each January, April, July and October thereafter prior to the Revolving Loan Maturity Date or the Short Term Revolving Loan Maturity Date, as the case may be, and the Revolving Loan Maturity Date or the Short Term Revolving Loan Maturity Date, as the case may be; and (b) FOR LIBOR BORROWINGS, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and the Revolving Loan Maturity Date or the Short Term Revolving Loan Maturity Date, as the case may be.

     INTEREST PERIOD means, for each LIBOR Borrowing, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in SECTION 3.3(c)(iii), 1, 2, 3, 6 or 12 months thereafter, as Borrower shall elect in accordance herewith; PROVIDED, (1) unless Agent shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR
Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last

LIBOR Business Day of the appropriate calendar month; (4) no Interest Period for a Revolving Loan shall ever extend beyond the Revolving Loan Maturity Date and no Interest Period for a Short Term Revolving Loan shall ever extend beyond the Short Term Revolving Loan Maturity Date, and (5) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date.

     INTEREST RATE RISK AGREEMENT means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by Borrower for the purpose of reducing Borrower's exposure to interest rate fluctuations and not for speculative purposes, approved in writing by Agent (such approval not to be unreasonably withheld), as it may from time to time be amended, modified, restated or supplemented.

     INTEREST RATE RISK INDEBTEDNESS means all obligations and Indebtedness of Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

     INVESTMENT means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the Indebtedness of, any Person; PROVIDED, HOWEVER, that the purchase by Borrower or any of its Subsidiaries of any Indebtedness of Borrower or any of its Subsidiaries for the purpose of retiring such Indebtedness shall not be deemed to be an Investment.

     LEGAL REQUIREMENT means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

     LIBOR means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Agent and Borrower as the London interbank rate for deposits in United States dollars) as of 11:00 London time (or as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in United States dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Telerate
Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/100th of 1%, quoted by Agent at or before 11:00 London time (or as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal
(or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall create a rebuttable presumption as to the accuracy thereof, and may be computed using any reasonable averaging and attribution method.

     LIBOR BORROWING means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

     LIBOR BUSINESS DAY means a Business Day on which transactions in United States dollar deposits between lenders may be carried on in the London interbank market.

     LIEN means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

     LOANS means the Revolving Loans and the Short Term Revolving Loans.

     LOAN DOCUMENTS means, collectively, this Agreement, the Guaranties, the Security Documents, the Notes, the Notice of Entire Agreement, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

     LOSS AND LOSS ADJUSTMENT EXPENSES means the total of all claims incurred by an insurance or reinsurance company under a policy or policies, whether paid or unpaid (including a provision for claims that have occurred but have not yet been reported to the insurer or reinsurer) and the total expense of settling claims, including legal and other fees and the portion of general expense allocated to claim settlement costs, as determined in accordance with statutory accounting standards.

     LOSS RATIO means, for any period, the ratio of (a) the sum of Loss and Loss Adjustment Expenses for the 12 months ending on the last day of the immediately preceding calendar quarter to (b) Net Earned Premiums for the 12 months ending on the last day of the immediately preceding calendar quarter, tested at the end of each calendar quarter.

     MAJORITY LENDERS means Lenders having greater than 51% of the Commitments or, if the Commitments are terminated, Lenders having greater than 51% of the outstanding Loans.

     MARGIN PERCENTAGE means (i) on any day prior to April 1, 1999, 1.125% and (ii) on and after April 1, 1999, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to Capitalization Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Agent as soon as practicable after receipt by Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Margin Percentage is increased as a result of the reported Debt to Capitalization Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement and provided further, however, that if the Margin Percentage is decreased as a result of the reported Debt to Capitalization Ratio, and such financial reports are delivered to Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Agent pursuant to the terms of this Agreement):


                    Debt to
              Capitalization Ratio             Margin Percentage
              --------------------             -----------------
            Greater than or equal to
            0.300 to 1.000                           1.250

            Greater than or equal to
            0.225 to 1.00 but less
            than 0.300 to 1.000                      1.125

            Greater than or equal to
            0.175 to 1.00 but less
            than 0.225 to 1.000                      1.000

            Greater than or equal to
            0.125 to 1.00 but less
            than 0.175 to 1.000                      0.875

            Less than 0.125 to 1.000                 0.750


     MATERIAL ADVERSE EFFECT means relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), resulting in (i) a material adverse effect on the financial condition, business, operations, or assets of Borrower and its Subsidiaries, on a consolidated basis, from those reflected in the financial statements furnished to Agent referred to in SECTION 6.2 hereof or from the facts represented or warranted in this Agreement or any other Loan Document, (ii) a material impairment of the ability of Borrower and its Subsidiaries, on a consolidated basis, to perform their obligations under the Loan Documents or (iii) a material impairment of the validity or enforceability of the Loan Documents the result of which is a material adverse effect on the ability of Lenders to collect the Obligations when due.

     MATERIAL SUBSIDIARIES means the Insurance Company Subsidiaries and the Agency Subsidiaries.

     NET EARNED PREMIUMS means the portion of Net Written Premiums during or prior to a given period which is actually earned during such period.

     NET WRITTEN PREMIUMS means the total of all premiums received or to be received for insurance underwritten and reinsurance assumed during a given period less the total premium paid or to be paid for reinsurance ceded to others during such period, as determined in accordance with statutory accounting standards.

     NOTES means the Revolving Notes and the Short Term Revolving Notes.

     NOTICE OF ENTIRE AGREEMENT means a notice of entire agreement, in Proper Form, executed by Borrower and Agent, as the same may from time to time be amended, modified, supplemented or restated.

     OBLIGATIONS means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, PLUS (ii) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

     OBLIGORS means Borrower, the Insurance Company Subsidiaries, HCC UK Acquisition and each other Subsidiary of Borrower which is a party to any Guaranty or Security Agreement.

     ORGANIZATIONAL DOCUMENTS means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

     PAST DUE RATE means, on any day, a rate per annum equal to the lesser of
(i) the Ceiling Rate for that day or (ii) the Base Rate plus three percent (3%).

     PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     PERMITTED DIVIDENDS means (i) dividends or distributions by a Subsidiary of Borrower to Borrower (or to another Subsidiary of Borrower) or redemption by a Subsidiary of any of its stock held by Borrower (or by another
Subsidiary of Borrower), (ii) dividends paid in stock and stock splits and
(iii) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), dividends or distributions by Borrower not exceeding, in the aggregate in any applicable fiscal year, $25,000,000. The dividends and distributions otherwise permitted under this definition shall be subject to the provisions of SECTION 8.16 hereof.

     PERMITTED INVESTMENT means Investments permitted under the terms of
SECTION 8.9 hereof.

     PERMITTED LIENS means Liens permitted under the provisions of SECTION 8.2 hereof.

     PERSON means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

     PLAN means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group or
(b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     PRIME RATE means, on any day, the prime rate for that day as determined from time to time by Wells Fargo at its principal office in San Francisco, California. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Wells Fargo, Agent and each Lender disclaims any statement, representation or warranty to the contrary. Wells Fargo, Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     PRINCIPAL OFFICE means 201 Third Street, 8th Floor, San Francisco, California 94103.

     PROPER FORM means in form reasonably satisfactory to Agent.

     PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     QUARTERLY DATES means the last Business Day of each March, June, September and December.

     QUARTERLY FINANCIAL STATEMENTS means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of such fiscal quarter, an income statement for the period ended on such fiscal quarter and for the fiscal year to date and a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial position of such person as of such date. Quarterly Financial Statements shall also include an unaudited consolidating balance sheet and income statement for Borrower, in Proper Form, certified by the chief financial officer or other authorized officer of Borrower as true, correct and complete in all material respects.

     RATE DESIGNATION DATE means that Business Day which is (a) in the case of Base Rate Borrowings, 9:00 a.m., San Francisco, California time, on the date of such borrowing and (b) in the case of LIBOR Borrowings, 9:00 a.m., San Francisco, California time, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

     RATE DESIGNATION NOTICE means a written notice substantially in the form of EXHIBIT B.

     REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

     REGULATORY CHANGE means with respect to any Lender, any change on or after the date of this Agreement in any Legal Requirement (including, without limitation, Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

     REQUEST FOR EXTENSION OF CREDIT means a request for extension of credit duly executed by the chief executive officer, president, chief financial officer, any vice president or treasurer of Borrower or any other officer of Borrower duly authorized in writing by Borrower, appropriately completed and substantially in the form of EXHIBIT A attached hereto.

     REQUIREMENTS OF ENVIRONMENTAL LAW means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise;
(ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances;
(v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

     REVOLVING LOAN AVAILABILITY PERIOD means, for each Revolving Loan Lender, the period from and including the Effective Date to (but not including) the Revolving Loan Termination Date.

     REVOLVING LOAN COMMITMENT means, as to any Lender, the obligation, if any, of such Lender to make Loans in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Loan Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to SECTION 2.2 hereof).

     REVOLVING LOAN COMMITMENT PERCENTAGE means, as to any Revolving Loan Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, such Lender's outstanding Revolving Loans) and the denominator of which is the aggregate amount of the Revolving Loan Commitments of all Lenders (or if the Revolving Loan Commitments have terminated, the aggregate amount of all Revolving Loans).

     REVOLVING LOAN LENDER means each Lender with (i) prior to the Revolving Loan Termination Date, a Revolving Loan Commitment and (ii) on and after the Revolving Loan Termination Date, any outstanding Revolving Loan Obligations.

     REVOLVING LOAN MATURITY DATE means the maturity of the Revolving Notes, February 28, 2002.

     REVOLVING LOAN OBLIGATIONS means, as at any date of determination thereof, the aggregate principal amount of Revolving Loans outstanding hereunder.

     REVOLVING LOAN TERMINATION DATE means the earlier of (a) the Revolving Loan Maturity Date or (b) the date specified by Agent in accordance with
SECTION 9.1 hereof.

     REVOLVING LOANS means the loans provided for by SECTION 2.1(a) hereof.

     REVOLVING NOTES means the promissory notes of Borrower evidencing the Revolving Loans, in the form of EXHIBIT C hereto, together with all renewals, extensions, modifications, amendments, increases and/or and replacements thereof and substitutions therefor.

     RISK BASED CAPITAL RATIO means, as of the end of any fiscal quarter, the ratio of (a) "Total Adjusted Capital" (as set forth in the annual financial statements for the Insurance Company Subsidiaries prepared on a statutory basis and the quarterly financial statements for the Insurance Company Subsidiaries prepared on a statutory basis) to (b) two (2) times the "Authorized Control Level Risk Based Capital" (as set forth in the annual financial statements for the Insurance Company Subsidiaries prepared on a statutory basis and the quarterly financial statements for the Insurance Company Subsidiaries prepared on a statutory basis).

     SECRETARY'S CERTIFICATE means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to (a) the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation;
(b) the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and (c) the Organizational Documents of such corporation.

     SECURITY AGREEMENTS means security agreements, each in Proper Form, executed or to be executed in favor of Agent, securing the Obligations, covering all of the issued and outstanding equity interests in each Material Subsidiary of Borrower (other than HCC UK Acquisition, with respect to which only 65% of its issued and outstanding equity interests shall be covered), as the same may from time to time be amended, modified, restated or supplemented.

     SECURITY DOCUMENTS means, collectively, the Security Agreements and any and all security documents now or hereafter executed and delivered by any Obligor to secure all or any part of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

     SHAREHOLDERS' EQUITY means the consolidated shareholders' equity of Borrower and its Subsidiaries determined in accordance with GAAP.

     SHORT TERM REVOLVING LOAN AVAILABILITY PERIOD means, for each Short Term Revolving Loan Lender, the period from and including the Effective Date to (but not including) the Short Term Revolving Loan Termination Date.

     SHORT TERM REVOLVING LOAN COMMITMENT means, as to any Lender, the obligation, if any, of such Lender to make Short Term Revolving Loans in an aggregate principal amount at any one time outstanding up to (but not exceeding) the amount, if any, set forth opposite such Lender's name on the signature pages hereof under the caption "Short Term Revolving Loan Commitment", or otherwise provided for in an Assignment and Acceptance Agreement (as the same may be reduced from time to time pursuant to SECTION 2.2 hereof).

     SHORT TERM REVOLVING LOAN COMMITMENT PERCENTAGE means, as to any Short Term Revolving Loan Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Short Term Revolving Loan Commitment (or if the Short Term Revolving Loan Commitments have terminated, such Lender's outstanding Short Term Revolving Loans) and the denominator of which is the aggregate amount of the Short Term Revolving Loan Commitments of all Lenders (or if the Short Term Revolving Loan Commitments have terminated, the aggregate amount of all Short Term Revolving Loans).

     SHORT TERM REVOLVING LOAN LENDER means each Lender with (i) prior to the Short Term Revolving Loan Termination Date, a Short Term Revolving Loan Commitment and (ii) on and after the Short Term Revolving Loan Termination Date, any outstanding Short Term Revolving Loan Obligations.

     SHORT TERM REVOLVING LOAN MATURITY DATE means the maturity of the Short Term Revolving Notes, March 7, 2000.

     SHORT TERM REVOLVING LOAN OBLIGATIONS means, as at any date of determination thereof, the aggregate principal amount of Short Term Revolving Loans outstanding hereunder.

     SHORT TERM REVOLVING LOAN TERMINATION DATE means the earlier of (a) the Short Term Revolving Loan Maturity Date or (b) the date specified by the Agent in accordance with SECTION 9.1 hereof.

     SHORT TERM REVOLVING LOANS means the loans provided for by SECTION 2.1(b) hereof.

     SHORT TERM REVOLVING NOTES means the promissory notes of Borrower evidencing the Short Term Revolving Loans, in the form of EXHIBIT I hereto, together with all renewals, extensions, modifications, amendments, increases and/or and replacements thereof and substitutions therefor.

     STATED RATE means the effective weighted per annum rate of interest applicable to the Loans; PROVIDED, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. Without notice to Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

     STATUTORY NET OPERATING EXPENSES means statutory policy acquisition costs and other underwriting expense, net of miscellaneous income or loss, including equity in earnings (loss) of Subsidiaries for the period of time in question, as determined in accordance with statutory accounting standards.

     STATUTORY NET WRITTEN PREMIUMS means the total of all premiums received or to be received for insurance underwritten and reinsurance assumed during a given period less the total premium paid or to be paid for reinsurance ceded to others during such period, as determined in accordance with statutory accounting standards.

     SUBORDINATED INDEBTEDNESS means all Indebtedness of a Person which has been subordinated on terms and conditions satisfactory to the Majority Lenders, in their sole discretion, to all Indebtedness of such Person to Lenders, whether now existing or hereafter incurred. Indebtedness shall not be considered as "Subordinated Indebtedness" unless and until Agent shall have received copies of the documentation evidencing or relating to such Indebtedness together with a subordination agreement, in Proper Form, duly executed by the holder or holders of such Indebtedness and evidencing the terms and conditions of subordination required by the Majority Lenders.

     SUBSIDIARY means, as to a particular parent Corporation, any Corporation of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation.

     TAXES shall have the meaning ascribed to it in SECTION 4.1(d).

     UNFUNDED LIABILITIES means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multi-employer Plans, the term "Unfunded Liabilities" shall also include asserted withdrawal liability under
Section 4201 of ERISA to all multi-employer Plans to which Borrower or any member of a Controlled Group for employees of Borrower contributes.

     1.2 MISCELLANEOUS. The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. The term "ANNUALIZED" as used herein shall mean the multiplication of the applicable amount for any given period by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed in such period.

2.   COMMITMENTS AND LOANS.

     2.1  LOANS.

     (a) Each Revolving Loan Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, SECTIONS 5.1 AND 5.2 hereof), to make Revolving Loans to Borrower, from time to time on or after the Effective Date and during the Revolving Loan Availability Period, in an aggregate principal amount at any one time outstanding up to but not exceeding such Revolving Loan Lender's Revolving Loan Commitment. Subject to the conditions in this Agreement, any such Revolving Loan repaid prior to the Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Revolving Loans shall be due and payable in full at the end of the Revolving Loan Availability Period. Borrower, Agent and the Revolving Loan Lenders agree pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this Agreement, the Revolving Notes or any Revolving Loan Obligation and that neither the Revolving Notes nor any Revolving Loan Obligation shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever. The aggregate of all Revolving Loans to be made by the Revolving Loan Lenders in connection with a particular borrowing shall be equal to $500,000 or an integral multiple of $100,000 in excess thereof.

     (b) Each Short Term Revolving Loan Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, SECTIONS 5.1 AND 5.2 hereof), to make Short Term Revolving Loans to Borrower, from time to time on or after the Effective Date and during the Short Term Revolving Loan Availability Period, in an aggregate principal amount at any one time outstanding up to but not exceeding such Short Term Revolving Loan Lender's Short Term Revolving Loan Commitment. Subject to the conditions in this Agreement, any such Short Term Revolving Loan repaid prior to the Short Term Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; PROVIDED, that any and all such Short Term Revolving Loans shall be due and payable in full at the end of the Short Term Revolving Loan Availability Period. Borrower, Agent and the Short Term Revolving Loan Lenders agree that Chapter 346 shall not apply to this Agreement, the Short Term Revolving Notes or any Short Term Revolving Loan Obligation and that neither the Short Term Revolving Notes nor any Short Term Revolving Loan Obligation shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever. The aggregate of all Revolving Loans to be made by the Short Term Revolving Loan Lenders in connection with a particular borrowing shall be equal to $500,000 or an integral multiple of $100,000 in excess thereof.

     2.2  TERMINATIONS OR REDUCTIONS OF  COMMITMENTS.

     (a) MANDATORY. On the Revolving Loan Termination Date, all Revolving Loan Commitments shall be terminated in their entirety and on the Short Term Revolving Loan Termination Date, all Short Term Revolving Loan Commitments shall be terminated in their entirety.

     (b) OPTIONAL. Borrower shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time, PROVIDED that (i) Borrower shall give notice of each such termination or reduction to Agent as provided in SECTION 4.3 hereof and (ii) each such partial reduction as to any Commitment shall be in an integral multiple of $5,000,000.

     (c) NO REINSTATEMENT. No termination or reduction of the Commitments may be reinstated without the written approval of Agent and the Lenders.

     2.3  COMMITMENT FEES.

     (a) Borrower shall pay to Agent for the account of each Revolving Loan Lender revolving loan commitment fees for the period from the Effective Date to and including the Revolving Loan Termination Date at a rate per annum equal 0.20%. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be) on each day and shall be based on the excess of
(x) the aggregate amount of each Revolving Loan Lender's Revolving Loan Commitment for such day over (y) the aggregate unpaid principal balance of such Lender's Revolving Note on such day. Accrued revolving loan commitment fees under this provision shall be payable in arrears on the Quarterly Dates prior to the Revolving Loan Termination Date and on the Revolving Loan Termination Date.

     (b) Borrower shall pay to Agent for the account of each Short Term Revolving Loan Lender revolving loan commitment fees for the period from the Effective Date to and including the Short Term Revolving Loan Termination Date at a rate per annum equal 0.20%. Such revolving loan commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be) on each day and shall be based on the excess of (x) the aggregate amount of each Short Term Revolving Loan Lender's Short Term Revolving Loan Commitment for such day over (y) the aggregate unpaid principal balance of such Lender's Short Term Revolving Note on such day. Accrued revolving loan commitment fees under this provision shall be payable in arrears on the Quarterly Dates prior to the Short Term Revolving Loan Termination Date and on the Short Term Revolving Loan Termination Date.

     (c) All past due fees payable under this Section shall bear interest at the Past Due Rate.

     2.4 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender. Notwithstanding anything contained herein to the contrary, (a) no Lender shall be required to make or maintain Revolving Loans at any time outstanding if, as a result, the total Revolving Loan Obligations held by such Lender shall exceed the lesser of (1) such Lender's Revolving Loan Commitment Percentage of all Revolving Loan Obligations and (2) such Lender's Revolving Loan Commitment Percentage of the aggregate of the Revolving Loan Commitments, (b) if a Lender fails to make a Revolving Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Revolving Loan Commitment Percentages until the Revolving Loan Obligations of each Revolving Loan Lender (including the defaulting Lender) are equal to such Lender's Revolving Loan Commitment Percentage of the total Revolving Loan Obligations, (c) no Lender shall be required to make or maintain Short Term Revolving Loans at any time outstanding if, as a result, the total Short Term Revolving Loan Obligations held by such Lender shall exceed the lesser of (1) such Lender's Short Term Revolving Loan Commitment Percentage of all Short Term Revolving Loan Obligations and (2) such Lender's Short Term Revolving Loan Commitment Percentage of the aggregate of the Short Term Revolving Loan Commitments, and (d) if a Lender fails to make a Short Term Revolving Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Short Term Revolving Loan Commitment Percentages until the Short Term Revolving Loan Obligations of each Short Term Revolving Loan Lender (including the defaulting Lender) are equal to such Lender's Short Term Revolving Loan Commitment Percentage of the total Short Term Revolving Loan Obligations.

     2.5 NOTES. The Revolving Loans made by each Lender shall be evidenced by a single Revolving Note of Borrower in substantially the form of EXHIBIT C hereto payable to the order of such Lender in a principal amount equal to the Revolving Loan Commitment of such Lender, and otherwise duly completed. The Short Term Revolving Loans made by each Lender shall be evidenced by a single Short Term Revolving Note of Borrower in substantially the form of EXHIBIT I hereto payable to the order of such Lender in a principal amount equal to the Short Term Revolving Loan Commitment of such Lender, and otherwise duly completed. Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, PROVIDED, that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

     2.6 USE OF PROCEEDS. The proceeds of the Loans shall be used to refinance existing Borrowed Money Indebtedness of Borrower, to finance acquisitions and for other working capital and general corporate purposes. Neither Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

3.   BORROWINGS, PAYMENTS, PREPAYMENTS AND INTEREST OPTIONS.

     3.1 BORROWINGS. Borrower shall give Agent notice of each borrowing to be made hereunder as provided in SECTION 4.3 hereof and Agent shall promptly notify each Lender of such request. Not later than 11:00 a.m., San Francisco, California time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Agent at its Principal Office, in immediately available funds, for the account of Borrower. Such amounts received by Agent will be held in an account maintained by Borrower with Agent. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account designated by Borrower.

     3.2  PREPAYMENTS.

     (a) OPTIONAL PREPAYMENTS. Except as provided in SECTION 3.3 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any Loans at any time or from time to time, PROVIDED that Borrower shall give Agent notice of each such prepayment as provided in SECTION 4.3 hereof. Each optional prepayment on a Loan shall be in an amount equal to an integral multiple of $500,000 or an integral multiple of $100,000 in excess thereof. Notwithstanding the foregoing, no prepayment may be made on the Revolving Loan Obligations unless all Short Term Revolving Loan Obligations shall have been paid in full.

     (b) INTEREST PAYMENTS. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable (i) on the date of any prepayment permitted hereunder and (ii) on the Interest Payment Dates.

     (c) MANDATORY PREPAYMENTS. If the Revolving Loan Commitments shall at any time be less than the unpaid principal balance of the Revolving Loans, Borrower shall make an immediate prepayment on the Revolving Loans equal to the difference. If the Short Term Revolving Loan Commitments shall at any time be less than the unpaid principal balance of the Short Term Revolving Loans, Borrower shall make an immediate prepayment on the Short Term Revolving Loans equal to the difference.

     3.3  INTEREST OPTIONS

     (a) OPTIONS AVAILABLE. The outstanding principal balance of the Notes shall bear interest at the Base Rate; PROVIDED, that (1) all past due amounts, both principal and accrued interest, shall bear interest at the Past Due Rate, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall create a rebuttable presumption as to the accuracy thereof, and Agent and Lenders agree to furnish written evidence to Borrower upon request of Borrower with respect to such matters. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

     (b) DESIGNATION AND CONVERSION. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. PROVIDED no Event of Default has occurred and is continuing and subject to the last sentence of SECTION 3.3(a) and the provisions of
SECTION 3.3(c), Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the Notes. The Interest Options shall be designated or converted in the manner provided below:

     (i) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and Agent shall promptly inform each Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan and type (i.e. Revolving Loan or Short Term Revolving Loan) which is the subject of the designation, if any; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Date.

     (ii) No more than ten (10) LIBOR Borrowings shall be in effect with respect to the Loans at any time.

     (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

     (iv) Each request for a LIBOR Borrowing shall be in the amount equal to an integral multiple of $2,000,000 or an integral multiple of $100,000 in excess thereof.

     (v) Each designation of an Interest Option with respect to the Revolving Notes shall apply to all of the Revolving Notes ratably in accordance with their respective outstanding principal balances. Each designation of an Interest Option with respect to the Short Term Revolving Notes shall apply to all of the Short Term Revolving Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

     (c)    SPECIAL PROVISIONS APPLICABLE TO LIBOR BORROWINGS.

     (i) OPTIONS UNLAWFUL. If the adoption of any applicable Legal Requirement after the Effective Date or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing shall forthwith be canceled and Borrower shall forthwith, upon demand by Agent to Borrower,
(1) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

     (ii) INCREASED COST OF BORROWINGS. If the adoption after the Effective Date of any applicable Legal Requirement or any change after the Effective Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Effective Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

            (1) subject any Lender to any Taxes, or any deduction or withholding for any Taxes, on or from any payment due under any LIBOR Borrowing or other amount due hereunder, other than income and franchise taxes of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

            (2) change the basis of taxation of payments due from Borrower to any Lender under any LIBOR Borrowing (other than by a change in the rate of taxation of the overall net income of such Lender); or

            (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and

                    Regulation D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

            (4) impose on any Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to materially increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by the applicable
Lender (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), Borrower shall pay to Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall create a rebuttable presumption as to the accuracy thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or
(ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; PROVIDED, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be materially disadvantageous to such Lender (PROVIDED that such Lender shall have no obligation so to designate a different lending office which is located in the United States of America).

     (iii) INADEQUACY OF PRICING AND RATE DETERMINATION. If, for any reason with respect to any Interest Period, Agent shall have determined (which determination shall create a rebuttable presumption as to the accuracy thereof) that:

            (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

            (2) by reason of circumstances affecting the applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by Borrower.

then Agent shall give Borrower written notice thereof (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor) and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

     (iv) FUNDING LOSSES. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. This indemnity shall, subject to the provisions of SECTION 3.5 hereof, survive the payment of the Notes. A certificate of such Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to Borrower shall create a rebuttable presumption as to the accuracy thereof.

     (d) FUNDING OFFICES; ADJUSTMENTS AUTOMATIC; CALCULATION YEAR. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; PROVIDED, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

     (e) FUNDING SOURCES. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

     3.4 CAPITAL ADEQUACY. If any Lender shall have determined that the adoption after the Effective Date of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, under the Notes or other Obligations held by it to a level below that which such Lender could have achieved but for such adoption, change or compliance by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section, after demand by such Lender (with a copy to Agent) as provided below, Borrower shall pay (subject to SECTION 11.7 hereof) to such Lender such additional amount or amounts as will compensate such Lender for such reduction. The certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate it and the basis thereof and reasons therefor shall be delivered as soon as practicable to Borrower and shall create a rebuttable presumption as to the accuracy thereof. Borrower shall pay the amount shown as due on any such certificate within five (5) Business Days after the delivery of such certificate. In preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     3.5 LIMITATION ON CHARGES; SUBSTITUTE LENDERS; NON-DISCRIMINATION. Anything in SECTIONS 3.3 or 3.4 notwithstanding:

            (1) Borrower shall not be required to pay to any Lender reimbursement with regard to any costs or expenses described in such Sections, unless such Lender notifies Borrower of such costs or expenses within 90 days after the date paid or incurred but in no event more than 90 days after the repayment of the Loans and the termination of the Commitments;

            (2) none of the Lenders shall be permitted to pass through to Borrower charges and costs under such Sections (other than Funding Losses) on a discriminatory basis (i.e., which are not also passed through by such Lender to all other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

            (3) if any Lender (including, without limitation, the Agent) elects to pass through to Borrower any material charge or cost under such Sections (other than Funding Losses) or elects to terminate the availability of LIBOR Borrowings for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in SECTION 11.6; PROVIDED FURTHER that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

4.   PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

     4.1    PAYMENTS.

     (a) Except to the extent otherwise provided herein, all payments of principal, interest Obligations and other amounts to be made by Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m., San Francisco, California time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

     (b) Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to Agent the Loans or other amounts payable by Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by Agent if such payment is received prior to 11:00 a.m., San Francisco, California time (or on the next succeeding Business Day with respect to payments which are received after 11:00 a.m., San Francisco, California time), Agent shall pay to the applicable Lender interest on such amount from such date at the Federal Funds Rate. Borrower, the Lenders and Agent acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of SECTION 4.2(d) regarding PRO RATA application of amounts after an Event of Default shall have occurred and be continuing.

     (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in SECTION 3.3 hereof) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     (d) All payments by the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as

"TAXES"). If as a result of any change in law (or the interpretation thereof) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by the Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and (iii) pay to the Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall create a rebuttable presumption as to the accuracy thereof), and in such event, Agent shall furnish written evidence to Borrower showing how Agent made such determination. If a Lender becomes aware that any such withholding or deduction from any payment to be made by the Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify the Agent and the Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to the Agent and Borrower such forms as it may be required to execute and deliver pursuant to
SECTION 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by SECTION 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), the Borrower shall have no obligation to pay the additional amount required by CLAUSE (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by the Borrower of any material amount under this Section, the Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; PROVIDED that, concurrently with such termination the Borrower shall (i) if the Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by the Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in SECTION 11.6;
PROVIDED FURTHER that, prior to substitution for any Lender, the Borrower shall have given written notice to the Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

     4.2 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Revolving Loan borrowing shall be made ratably from the Revolving Loan Lenders in accordance with their respective Revolving Loan Commitments and each Short Term Revolving Loan borrowing shall be made ratably from the Short Term Revolving Loan Lenders in accordance with their respective Short Term Revolving Loan Commitments; (b) each payment of commitment fees with respect to the Revolving Loan Commitments and the Short Term Revolving Loan Commitments, respectively, shall be made for the account of the Revolving Loan Lenders or the Short Term Revolving Loan Lenders, as the case may be, and each termination or reduction of the Revolving Loan Commitments or Short Term Revolving Loan Commitments, as the case may be, under SECTION

2.2 hereof shall be applied, PRO RATA, according to the applicable Lenders' respective Revolving Loan Commitments or Short Term Revolving Loan Commitments, as the case may be, and (c) each payment by Borrower of principal of or interest on the Loans shall be made to Agent for the account of the Lenders
PRO RATA in accordance with the respective unpaid principal amounts of such Loans held by the Lenders.

     4.3 CERTAIN ACTIONS, NOTICES, ETC. Notices to Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans shall be irrevocable and shall be effective only if received by Agent not later than 9:00 a.m., San Francisco, California time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:


                                                      Number of Business Days
                                                           Prior Notice
                                                           ------------
            Borrowing at the Base Rate                 1 Business Day

            Repayment of Base Rate Borrowing           1 Business Day

            Borrowing at Eurodollar Rate               3 LIBOR Business Days

            Repayment of LIBOR Borrowing
            prior to last day of the applicable        3 LIBOR Business Days
            Interest Period

            Termination or Reduction of
            Commitments                                2 Business Days


Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business
Day). Agent shall promptly notify the affected Lenders of the contents of each such notice. Any selection of a Eurodollar Rate with respect to a Loan shall be subject to the advance notice requirements set forth in SECTION 3.3 hereof.

     4.4 NON-RECEIPT OF FUNDS BY AGENT. Unless Agent shall have been notified by a Lender or Borrower (the "PAYOR") prior to the day on which such Lender is to make payment to Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the

Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available by Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

     4.5 SHARING OF PAYMENTS, ETC. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under SECTION 9.2 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) PRO RATA in accordance with the unpaid Obligations then due to each of them (after giving due consideration to any similar payments obtained by the other Lenders). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

5.   CONDITIONS PRECEDENT.

     5.1 INITIAL LOANS. The obligation of each Lender to make its initial Loans hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of Agent:

     (a) AUTHORIZATION AND STATUS. Agent shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than by-laws) of each Obligor, and evidence satisfactory to Agent of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify would have a Material Adverse Effect.

     (b) INCUMBENCY. Each Obligor shall have delivered to Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan. Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

     (c) NOTES. Agent shall have received the appropriate Notes of Borrower for each Lender, duly completed and executed.

     (d) LOAN DOCUMENTS. Each Obligor shall have duly executed and delivered the Loan Documents to which it is a party (in such number of copies as Agent shall have requested). Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Lenders may approve.

     (e) SECURITY MATTERS. All such action as Agent shall have requested to perfect the Liens created pursuant to the Security Documents shall have been taken, including, without limitation, where applicable, the filing and recording of the Security Documents with the appropriate Governmental Authorities. Agent shall also have received evidence satisfactory to it that the Liens created by the Security Documents constitute first priority Liens, except for the exceptions expressly provided for herein, including, without limitation, delivery of all applicable stock certificates (with stock powers executed in blank), Uniform Commercial Code search reports and executed releases of any prior Liens (except as permitted by SECTION 8.2).

     (f) FEES AND EXPENSES. Borrower shall have paid to Agent all unpaid fees in the amounts previously agreed upon in writing among Borrower and Agent; and shall have in addition paid to Agent all amounts payable under
SECTION 11.3 hereof, on or before the date of this Agreement, except for amounts which Agent, in its sole discretion, agrees may be paid at a later date.

     (g) INSURANCE. Borrower shall have delivered to Agent certificates of insurance satisfactory to Agent evidencing the existence of all insurance required to be maintained by each Obligor by this Agreement and the Security Documents.

     (h) OPINIONS OF COUNSEL. Agent shall have received such opinions of counsel to Obligors as Agent shall reasonably request with respect to Obligors and the Loan Documents.

     (i) CONSENTS. Agent shall have received evidence satisfactory to Agent that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

     (j) PAYMENT OF CERTAIN OUTSTANDING INDEBTEDNESS. Agent shall have received evidence satisfactory to Agent that all existing Borrowed Money Indebtedness owing by any Obligors (other than Indebtedness permitted under SECTION 8.1 hereof) shall have been paid in full (or will be paid in full out of the initial advance hereunder) and that any credit availability under any facility for

Borrowed Money Indebtedness to which any Obligor is a party as the borrower (other than Indebtedness permitted under SECTION 8.1 hereof) shall have been terminated.

     (k) OTHER DOCUMENTS. Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request.

     5.2 ALL LOANS. The obligation of each Lender to make any Loan (including the initial Loan) to be made by it hereunder is subject to (a) the accuracy, in all material respects, on the date of such Loan of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents (except for such representations and warranties which expressly refer to a prior date in which case they shall be true and correct as of such earlier date); PROVIDED, HOWEVER, that for purposes of this Section, in each representation and warranty in ARTICLE 6 hereof that makes reference to a Schedule, the representation under this Section that such representation and warranty in ARTICLE 6 hereof is true on and as of the date of making of such Loan shall take into account subsequent amendments to any Schedule referred to therein and matters arising after the date hereof which do not otherwise give rise to or constitute a Default hereunder;
(b) Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan no later than 9:00 a.m., San Francisco, California time on the Business Day on which such Request for Extension of Credit must be given under
SECTION 4.3 hereof, and (2) such other documents as Agent may reasonably require; (c) prior to the making of such Loan and after giving effect thereto, there shall have occurred no event having a Material Adverse Effect;
(d) no Default or Event of Default shall have occurred and be continuing;
(e) the making of such Loan shall not be illegal or prohibited by any Legal Requirement, and (f) Borrower shall have paid all fees and expenses of the type described in SECTION 11.3 hereof and all other fees owed to Agent or any Lender under the Loan Documents which are due and payable, in each case, prior to or on the date of such Loan or such issuance (except for amounts which Agent or the applicable Lender, as the case may be, in their sole discretion, agree may be paid at a later date). The submission by the Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan have been satisfied. Selection of a new interest rate at the expiration of an Interest Period shall not constitute a new Loan hereunder.

     5.3 SHORT TERM REVOLVING LOANS. In addition to and cumulative of the other conditions precedent set forth in this Section, Borrower shall not be entitled to any Short Term Revolving Loan unless there is no current availability for further Revolving Loans at the time of the requested Short Term Revolving Loan.

6.   REPRESENTATIONS AND WARRANTIES.

     To induce the Lenders to enter into this Agreement and to make the Loans, Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans) to the Lenders and Agent as follows:

     6.1 ORGANIZATION. Each Obligor (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

     6.2 FINANCIAL STATEMENTS. Borrower has furnished to Agent (i) audited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower as at the end of Borrower's fiscal year ending in 1997 and (ii) unaudited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP (subject to year-end adjustments and the absence of notes), the consolidated financial condition and the results of operations of Borrower as at the end of the fiscal quarter ended September 30, 1998. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Agent through the Effective Date which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should, in accordance with GAAP, be reflected in such financial statements provided to Agent which are not so reflected.

     6.3 ENFORCEABLE OBLIGATIONS; AUTHORIZATION. The Loan Documents have been duly executed and delivered by each applicable Obligor and are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents (a) have all been duly authorized by all necessary action; (b) are within the power and authority of each applicable Obligor; (c) to the best of Borrower's knowledge, do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which would reasonably be expected to have a Material Adverse Effect; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound the contravention or violation of which would reasonably be expected to have a Material Adverse Effect, and (e) do not and will not result in the creation of any Lien upon any material Property of any Obligor except for Permitted Liens. All necessary permits, registrations and consents for such making and performance have been obtained, except where the failure to obtain the same would not have a Material Adverse Effect. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever except Permitted Liens covering Collateral other than equity interests in the Subsidiaries of Borrower.

     6.4 OTHER DEBT. After giving effect to the initial advance hereunder (and the payment of certain existing Indebtedness of Obligors thereby), no Obligor is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party and which would constitute an Event of Default under SECTION 9.1(b).

     6.5 LITIGATION. There is no litigation or administrative proceeding, to the knowledge of any executive officer of Borrower, pending or threatened against, nor any outstanding judgment, order or decree against, Borrower or any of its Subsidiaries before or by any Governmental Authority which does or would reasonably be expected to have a Material Adverse Effect. No Obligor is in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a Material Adverse Effect.

     6.6 TITLE. Each Obligor has indefeasible title to all of its material Property necessary in the ordinary course of its business, free and clear of all Liens except Permitted Liens.

     6.7 TAXES. Each Obligor has filed all federal and other material tax returns required to have been filed and paid all federal taxes and all other material taxes due and payable, except (i) those for which extensions have been obtained and those which are being contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor and
(ii) taxes, assessments, levies or other charges imposed by any Governmental Authority (other than federal income taxes) with respect to which the failure to make payments could not, by reason of the amount thereof or of remedies available to such Governmental Authorities, reasonably be expected to have a Material Adverse Effect.

     6.8 REGULATIONS U AND X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

     6.9 SUBSIDIARIES. As of the Effective Date, Borrower has no Subsidiaries other than those set forth on EXHIBIT F hereto.

     6.10 NO UNTRUE OR MISLEADING STATEMENTS. No representation or warranty made by Borrower in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document contains any untrue material statement of material fact or omits to state any such material fact (of which any executive officer of Borrower has knowledge) necessary to make the representations, warranties and other statements contained herein or in such other document, instrument or writing not misleading in any material respect on the date when made or deemed made.

     6.11 ERISA. With respect to each Plan, Borrower and each member of the Controlled Group have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of Borrower or any member of the Controlled Group to the PBGC or a Plan (other than to make contributions in the ordinary course) that would reasonably be expected to have a Material Adverse Effect. There have not been any nor are there now existing any events or conditions that would cause the Lien provided under
Section 4068 of ERISA to attach to any Property of Borrower or any member of the Controlled

Group. Unfunded Liabilities as of the date hereof do not exceed $500,000. No "prohibited transaction" (for which there is not an exemption) has occurred with respect to any Plan.

     6.12 INVESTMENT COMPANY ACT. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

     6.13 PUBLIC UTILITY HOLDING COMPANY ACT. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     6.14 SOLVENCY. None of Borrower, any other Obligor, or Borrower and its Subsidiaries on a consolidated basis, is "insolvent," as such term is used and defined in (i) the Bankruptcy Code and (ii) the fraudulent conveyance statutes of the State of Texas or of any other applicable jurisdiction.

     6.15   FISCAL YEAR.  The fiscal year of each Obligor ends on December 31.

     6.16 COMPLIANCE. To the best knowledge of any executive officer of Borrower, Borrower and each of its Subsidiaries is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

     6.17 ENVIRONMENTAL MATTERS. Each Obligor has, to the best knowledge of Borrower's executive officers, obtained and maintained in effect all Environmental Permits (or the applicable Person has initiated the necessary steps to transfer the Environmental Permits into its name or obtain such permits), the failure to obtain which would reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations have been and are, to the best knowledge of Borrower's executive officers, in compliance with all applicable Requirements of Environmental Law and Environmental Permits, the failure to comply with which would reasonably be expected to have a Material Adverse Effect. Each Obligor and its Properties, business and operations are not, to the best knowledge of Borrower's executive officers (after making reasonable inquiry of the personnel and records of their respective Corporations), subject to any
(a) Environmental Claims or (b) Environmental Liabilities, in either case direct or contingent, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof which would reasonably be expected to have a Material Adverse Effect. None of the officers of Borrower have received nor is aware of any Obligor receiving any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its Properties, liabilities, condition (financial or otherwise), business or operations which would reasonably be expected to have a Material Adverse Effect. Borrower does not know of any event or condition with respect to currently enacted Requirements of Environmental Laws presently scheduled to become effective in the future with respect to any of the Properties of any Obligor which would reasonably be expected to have a


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

Material Adverse Effect, for which the applicable Person has not made good faith provisions in its business plan and projections of financial performance.

     6.18 PROPERTY AND EARNINGS OF MATERIAL SUBSIDIARIES. The aggregate book value of the Property owned by the Material Subsidiaries is equal to or greater than ninety percent (90%) of the aggregate consolidated book value of the Property owned by Borrower and its Subsidiaries on the Effective Date and the aggregate earnings of the Material Subsidiaries for the twelve month period ending on the Effective Date is equal to or greater than ninety percent (90%) of the aggregate consolidated earnings of Borrower and its Subsidiaries for such period.

7.   AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each of its Subsidiaries to do or cause to be done, each and all of the following:

     7.1 TAXES, EXISTENCE, REGULATIONS, PROPERTY, ETC. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor and, in the case of Subsidiaries which are not Obligors, the failure to pay would reasonably be expected to have a Material Adverse Effect; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where such failure to qualify would reasonably be expected to have a Material Adverse Effect; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which would reasonably be expected to have a Material Adverse Effect; and (d) cause its Property to be protected, maintained and kept in good repair (ordinary wear and tear excepted) and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     7.2 FINANCIAL STATEMENTS AND INFORMATION. Furnish to Agent fifteen (15) copies of each of the following: (a) as soon as available and in any event within 100 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 1998, Annual Financial Statements of Borrower; (b) as soon as available and in any event within 60 days after the end of each fiscal quarter, Quarterly Financial Statements of Borrower; (c) concurrently with the financial statements provided for in SUBSECTIONS 7.2(a) and (b) hereof, such schedules, computations and other information, in reasonable detail, as may be reasonably required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, chief financial officer or treasurer of Borrower (or other authorized officer approved by Agent) as true and correct in all material respects to the best knowledge of such officer and, concurrently with the financial statements provided for in SUBSECTIONS 7.2(a) and (b) hereof commencing with the Annual Financial Statement prepared as of December 31, 1998, a compliance certificate ("COMPLIANCE CERTIFICATE") in the form of EXHIBIT E hereto, duly executed by such authorized officer; (d) as soon as available and in any event within 90 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 1998, annual financial statements prepared on a statutory basis for the Insurance Company
Subsidiaries (as filed with the appropriate regulatory authorities); (e) as soon as available and in any event within 60 days after the end of each applicable fiscal quarter (other than the last fiscal quarter of a fiscal year), beginning with the fiscal quarter ending on March 31, 1999, quarterly financial statements prepared on a statutory basis for the Insurance Company Subsidiaries (as filed with the appropriate regulatory authorities); (f) as soon as available and in any event within 100 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 1998, annual financial statements prepared on a statutory basis for HCC Reinsurance Company Limited (as filed with the Bermuda Department of
Insurance); (g) within fifteen (15) days of their becoming publicly available, each financial statement, report, notice or definitive proxy statements sent by Borrower or any of its Subsidiaries to shareholders generally and each regular or periodic report and each registration statement or prospectus filed by Borrower or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency; (h) within thirty (30) days after the end of each fiscal year, projections of the consolidated financial statements of Borrower and its Subsidiaries for the following fiscal year; (i) at the request of Agent or the Majority Lenders, independent actuarial reserve adequacy summary reports for the Insurance Company Subsidiaries in Proper Form and issued by the actuarial consultant utilized by the Insurance Company Subsidiaries, such consultant to be satisfactory to Agent and the Majority Lenders; (j) within fifteen (15) days after the provision thereof, all significant reports by the National Association of Insurance Commissioners or any insurance regulatory authority or other Governmental Authority with respect to any Insurance
Company Subsidiary's insurance business, and (k) such other financial projections and other information (including without limitation significant filings under state insurance holding company acts) relating to the condition (financial or otherwise), operations or business of any Obligor as from time to time may be reasonably requested by Agent (or any Lender through Agent).
Each delivery of a financial statement pursuant to this SECTION 7.2 shall constitute a restatement of the representations contained in the last two sentences of SECTION 6.2 with respect to the period of time from the date of such most recently delivered financial statements.

     7.3    FINANCIAL TESTS.

     (a) Borrower will have and maintain (in each case, on a consolidated basis for Borrower and its Subsidiaries):

            (i)     SHAREHOLDERS EQUITY -  Shareholders' Equity of not less than
     (1) at all times during the period commencing on the Effective Date through and including March 31, 1999, an amount equal to $405,000,000 and (2) at all times during each fiscal quarter thereafter, $405,000,000 PLUS 50% of the net income of Borrower and its Subsidiaries, on a consolidated basis for each fiscal quarter ending after December 31, 1998 (if positive) PLUS 75% of the net proceeds realized from the issuance of any equity securities by Borrower or any of its Subsidiaries after the date hereof.

            (ii) DEBT TO CAPITALIZATION RATIO - a Debt to Capitalization Ratio at the end of each fiscal quarter of not greater than 35%.

            (iii) CASH FLOW COVERAGE RATIO - a Cash Flow Coverage Ratio at the end of each fiscal year of not less than 2.00 to 1.00.

            (iv) COMBINED RATIO - a Combined Ratio at all times of not greater than 105%.

     (b) Borrower will cause each of its Insurance Company Subsidiaries to maintain a Risk Based Capital Ratio at all times of not less than 200%.

     7.4 INSPECTION. Permit Agent and each Lender upon five (5) Business Days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records, except privileged communication with legal counsel (both inside and outside) and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Agent or such Lender may reasonably desire. Unless an Event of Default has occurred which is continuing, Agent and Lenders shall not exercise their rights hereunder more than once each calendar year and Agent or the applicable Lender, as the case may be, shall pay its own costs and expenses relating to the exercise of the rights under this Section.

     7.5 FURTHER ASSURANCES. Promptly execute and deliver, at Borrower's expense, any and all other and further instruments which may be reasonably requested by Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions expressly contemplated by the Loan Documents, and in order to grant, preserve, protect and perfect the validity and priority of the security interests created by the Security Documents.

     7.6 BOOKS AND RECORDS. Maintain accounting records which permit financial statements to be prepared in accordance with GAAP and statutory accounting principles, as applicable.

     7.7 INSURANCE. Borrower will (and will cause each of its Subsidiaries to) maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the applicable Person operates, and furnish Agent satisfactory evidence thereof promptly upon request.

     7.8 NOTICE OF CERTAIN MATTERS. Give Agent written notice of the following within five Business Days after any executive officer of Borrower shall become aware of the same:

     (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

     (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $5,000,000 (exclusive of claims covered by insurance and exclusive of claims made in the ordinary course of the insurance business of such Person) or which would reasonably be expected to result in a Default hereunder;

     (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

     (d) the incurrence of material burdensome restrictions under contracts or applicable law which would reasonably be expected to have a Material Adverse Effect and any other event (including strikes, labor disputes or loss of use of material patents or trademarks) which could reasonably be expected to have a Material Adverse Effect.

Borrower will also notify Agent in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     7.9 ERISA INFORMATION AND COMPLIANCE. Furnish to Agent (i) within five (5) days after receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA which would reasonably be expected to have a Material Adverse Effect and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan which would reasonably be expected to have a Material Adverse
Effect, (ii) if requested by Agent, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) within five (5) days after becoming aware of the occurrence of any "reportable event," as such term is defined in
Section 4043 of ERISA which would reasonably be expected to have a Material Adverse Effect, for which the disclosure requirements of Regulation
Section 4043 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder which would reasonably be expected to have a Material Adverse Effect, a written notice signed by the President or the principal financial officer of Borrower or the applicable member of the Controlled Group specifying the nature thereof, what action Borrower or the applicable member of the Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) within five (5) days after the filing or receiving thereof by Borrower or any member of the Controlled Group of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan which would reasonably be expected to have a Material Adverse Effect, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code within five (5) days after the request is submitted by Borrower or any member of the Controlled Group to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, Borrower will fund, or will cause the applicable member of the Controlled Group to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, in each case, except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect. Except to the extent that failure to do the same would not reasonably be expected to have a Material Adverse Effect, Borrower covenants that it shall and shall cause each member of the Controlled Group to (1) make contributions to each Plan in accordance with the time limits imposed by ERISA and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (2) prepare and file in accordance with the time limits imposed by ERISA all notices and reports required under the terms of ERISA including but not limited to annual reports; and (3) pay in accordance with the time limits imposed by ERISA all required PBGC premiums.

     7.10 REINSURERS' QUALITY RATINGS. Borrower will cause at least ninety percent (90%) of all reinsurance obligations to the Insurance Company Subsidiaries (excluding any reinsurance obligations which are cash secured or are supported by letters of credit in a form and issued by a surety reasonably acceptable to Agent and the Majority Lenders) to be held at all times by reinsurers with an A.M. Best rating of A- or better or a Standard and Poor's rating of A- or better.

     7.11 YEAR 2000 COMPLIANCE. Perform all acts reasonably necessary to ensure that Borrower and each of its Subsidiaries and any business in which Borrower or any of its Subsidiaries holds a substantial interest become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's and each of its Subsidiaries' systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "YEAR 2000 COMPLIANT" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity and the failure of which would reasonably be expected to have a Material Adverse Effect, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall (and shall cause each of its Subsidiaries to), immediately upon request, provide to Agent such certifications or other evidence of Borrower's and its Subsidiaries' compliance with the terms hereof as Agent or the Majority Lenders may from time to time reasonably require.

8.   NEGATIVE COVENANTS.

     Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following without the prior written consent of the Majority Lenders:

     8.1 BORROWED MONEY INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:

     (i) Indebtedness under this Agreement and the other Loan Documents and Indebtedness secured by Liens permitted by SECTION 8.2 hereof;

     (ii) the liabilities and other credit facilities (whether or not funded) existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to the Effective Date pursuant to SECTION 6.2 hereof and set forth on EXHIBIT G hereto, and all renewals, extensions and replacements (but not increases) of any of the foregoing;

     (iii)  the Interest Rate Risk Indebtedness;

     (iv)   current liabilities incurred in the ordinary course of business;

     (v) purchase money Indebtedness (whether for the purchase of real or personal Property) and/or real estate construction Indebtedness not to exceed $35,000,000 in the aggregate at any one time outstanding; and

     (vi) other unsecured Indebtedness of Borrower not to exceed, in the aggregate at any one time outstanding, $75,000,000 (to be increased on a dollar-for-dollar basis by any decrease of the Revolving Loan Commitments or the Short Term Revolving Loan Commitments from time to time).

     8.2 LIENS. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or General Intangibles; PROVIDED, HOWEVER, that Borrower or any of its Subsidiaries may create or suffer to exist the following:

     (i) artisans', mechanics' or other Liens imposed by law arising in the ordinary course of business, but only to the extent that payment thereof shall not at the time be overdue by more than 30 days or, if overdue by more than 30 days, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

     (ii) normal encumbrances and restrictions on, and defects in, title including, without limitation, zoning restrictions, easements, rights-of-way, restrictions and similar encumbrances, which do not secure Borrowed Money Indebtedness and which would not be reasonably expected to have, in the aggregate, a Material Adverse Effect;

     (iii) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders or Affiliate thereof (but not to any Person which is not, at the time the Interest Rate Risk Indebtedness is incurred, a Lender or an Affiliate thereof);

     (iv)   Liens incurred or deposits made in the ordinary course of business
            (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

     (v) attachments, judgments and other similar Liens arising in connection with court proceedings, PROVIDED that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP;

     (vi) Liens securing obligations in respect of capital leases covering the property subject to the applicable capital lease provided that such capital leases are permitted under the other provisions of this Agreement;

     (vii) existing Liens as of Effective Date as set forth on EXHIBIT H hereto;

     (viii) Liens for taxes, fees, assessments or other governmental charges, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;

     (ix)   Liens securing purchase money Indebtedness permitted under
            SECTION 8.1 hereof and covering the Property so purchased;

     (x) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements otherwise permitted hereunder entered into by Borrower or any of its Subsidiaries in the ordinary course of business;

     (xi) licenses, leases and subleases permitted under this Agreement and granted to others that do not interfere in any material respect with the business or operations of Borrower and its Subsidiaries taken as a whole; and

     (xii) extensions, renewals and replacements of Liens referred to in CLAUSES (i) through (xiii) above; PROVIDED that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.


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

     8.3 CONTINGENT LIABILITIES. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person (other than Subsidiaries) except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) obligations disclosed to Agent in the financial statements delivered on or prior to the Effective Date pursuant to
SECTION 6.2 hereof (but not increases of such obligations after the Effective
Date); (c) those liabilities permitted under SECTION 8.1 hereof (including without limitation liabilities under letter of credit facilities permitted under SECTION 8.1 hereof) and (d) other contingent liabilities not relating to Borrowed Money Indebtedness arising in the ordinary course of the insurance company business.

     8.4 MERGERS AND CONSOLIDATIONS. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation unless and so long as (i) no Default or Event of Default has occurred that is then continuing, (ii) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (iii) the applicable Obligor (or one of such Obligors if such merger is between Obligors) subject to such merger is the surviving Person and (iv) Agent is given at least 30 days' prior notice of such merger or consolidation involving any Obligor. The provisions of this Section are subject to the restrictions set forth in SECTION 8.13 hereof. Notwithstanding the foregoing, so long as no Event of Default has occurred which is continuing (or will arise by reason thereof) (a) any Subsidiary of Borrower may merge with Borrower or any Obligor provided that Borrower or such Obligor is the surviving entity, or with one or more Subsidiaries of Borrower (including without limitation mergers between newly acquired Subsidiaries in connection with any acquisition permitted hereunder) provided that if any merger is between a wholly-owned Subsidiary of Borrower and a Subsidiary of Borrower which is not a wholly-owned Subsidiary, such wholly-owned Subsidiary of Borrower shall be the surviving entity, (b) any Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or any other Obligor or, so long as such Subsidiary is not an Obligor, to another wholly-owned Subsidiary of Borrower, (c) any Subsidiary which is not a Material Subsidiary may be liquidated or dissolved, and (d) mergers, consolidations or dissolutions by any Subsidiary of Borrower to change its state of incorporation or to change the form of entity are not prohibited.

     8.5 DISPOSITION OF ASSETS. Sell, convey or lease all or any part of its assets, except as permitted by SECTION 8.4 hereof and except for (a) sales of Inventory in the ordinary course of business, (b) transfers resulting from casualty or condemnation of property, (c) intercompany sales or transfers of goods, (d) any sale or other transfer of any property or assets not otherwise permitted hereunder provided that the net proceeds of all such sales and transfers shall not exceed $50,000,000 in the aggregate during any fiscal year of Borrower, (e) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other Property in the ordinary course of business and which do not materially interfere with the business or operation of any Obligor and which does not otherwise have a Material Adverse Effect, (f) sales/leaseback transactions (provided that Borrower and its Subsidiaries shall not, in the aggregate, consummate more than three (3) sales/leasebacks with respect to Property owned by Borrower or its Subsidiaries as of the Effective Date), and (g) sales of any investment assets (including, without limitation, stocks, bonds, cash equivalents, etc.) in the ordinary course of business. Prior to consummation of any single disposition providing for aggregate consideration in excess of $5,000,000, Borrower shall certify to Agent that no Default can reasonably be expected to arise by reason of such transaction. This Section shall be subject to the limitations set forth in SECTION 8.16 hereof.

     8.6 REDEMPTION, DIVIDENDS AND DISTRIBUTIONS. At any time: (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest in Borrower other than stock repurchases not exceeding, in the aggregate, $50,000,000 (on a cumulative basis from and after the Effective Date) or
(b) make any distributions of any Property or cash to the owner of any of the equity interests in Borrower or any of its Subsidiaries other than Permitted Dividends.

     8.7 NATURE OF BUSINESS. Change the general nature of its business from insurance, insurance services and related operations.

     8.8 TRANSACTIONS WITH RELATED PARTIES. Enter into any material transaction or material agreement with any officer, director or holder of any equity interest in Borrower or any of its Subsidiaries (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources (to the best knowledge of the executive officers of Borrower); PROVIDED that the foregoing shall not prohibit Borrower or any Subsidiary from entering into transactions by and among Borrower and its Subsidiaries, subject to the provisions of SECTION 8.16 hereof. Notwithstanding the foregoing, Borrower and its Subsidiaries shall be entitled to make the following payments and/or enter into the following transactions: (i) the payment of reasonable and customary fees and reimbursement arrangements with respect to the procurement of services from any Subsidiary in the ordinary course of business; (ii) the payment of reasonable and customary fees and reimbursement of expenses payable to officers and directors of Borrower and its Subsidiaries; and (iii) the payment of reasonable lease payments for the use of vehicles, office space, equipment and other Property in which any officer or director of Borrower or any Subsidiary has a direct or indirect ownership interest.

     8.9 LOANS AND INVESTMENTS. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except to the extent such loans, advances, extensions of credit, capital contributions or Investments are not prohibited by applicable Legal Requirements.

     8.10 ORGANIZATIONAL DOCUMENTS. Amend, modify, restate or supplement any of its Organizational Documents if such action would reasonably be expected to have a Material Adverse Effect, unless such action shall be consented to in writing by the Majority Lenders, which consent shall not be unreasonably withheld.

     8.11 UNFUNDED LIABILITIES. Incur any Unfunded Liabilities after the Effective Date or allow any Unfunded Liabilities in excess of $2,000,000, in the aggregate, to arise or exist.

     8.12 CAPITAL EXPENDITURES. Permit Capital Expenditures (exclusive of real estate construction costs financed with proceeds of real estate construction Indebtedness permitted under


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

the terms hereof) of Borrower and its Subsidiaries to exceed $30,000,000 in the aggregate for any fiscal year.

     8.13 ACQUISITIONS. Without the prior written consent of the Majority Lenders, acquire any real Property or any material personal Property (including any acquisition of equity interests in another Person other than an Obligor or, subject to the provisions of SECTION 8.16 hereof, any other Subsidiary of Borrower as of the Effective Date) after the Effective Date from any Person other than an Obligor if the aggregate consideration for a single transaction would exceed $50,000,000 or if the aggregate consideration for the applicable transaction plus the aggregate consideration for all acquisitions of real Property or material personal Property (including any acquisition of equity interests in another Person other than an Obligor) previously consummated during the applicable fiscal year (other than those from an Obligor or, subject to the provisions of SECTION 8.16 hereof, any other Subsidiary of Borrower as of the Effective Date) would exceed $150,000,000. Each such acquisition shall be subject to the provisions of
SECTION 8.7 hereof.

     8.14 SUBORDINATED INDEBTEDNESS. Except as expressly permitted in writing by the Majority Lenders, Borrower will not amend, modify or obtain or grant a waiver of any provision of any document or instrument evidencing any Subordinated Indebtedness or purchase, redeem, retire or otherwise acquire for value, deposit any monies with any Person with respect to or make any payment or prepayment of the principal of or any other amount owing in respect of, any Subordinated Indebtedness (other than scheduled payments under payment terms approved by Agent and the Majority Lenders in writing).

     8.15 SUBSIDIARIES. Form, create or acquire any Subsidiary except that Borrower or any of its Subsidiaries may form, create or acquire a wholly-owned Subsidiary so long as (a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default (and Agent or the Majority Lenders may request evidence that, after such formation, creation or acquisition, Borrower shall continue to be in compliance with the provisions of SECTION 8.16 hereof); (b) to the extent such Subsidiary constitutes an Agency Subsidiary, such Subsidiary shall execute and deliver to the Agent a Guaranty, in Proper Form and (c) to the extent such Subsidiary constitutes a Material Subsidiary, the owner(s) of the equity interests in and to such Subsidiary shall execute and deliver to the Agent such Security Documents, in Proper Form, as the Agent may reasonably require to create a first and prior Lien upon such equity interests securing the Obligations.

     8.16 PROPERTY AND EARNINGS OF MATERIAL SUBSIDIARIES. Borrower will not permit the aggregate book value of the Property owned by the Material Subsidiaries to at any time be less than ninety percent (90%) of the aggregate consolidated book value of the Property owned by Borrower and its Subsidiaries and Borrower will not permit the aggregate earnings of the Material Subsidiaries for the twelve month period ending on the last day of any fiscal quarter to be less than ninety percent (90%) of the aggregate consolidated earnings of Borrower and its Subsidiaries for such period. Aggregate transfers of Property from Material Subsidiaries which are organized under the laws of the United States or a subdivision thereof to Material Subsidiaries which are not organized under the laws of the United States or a subdivision thereof shall not exceed $1,000,000 in any fiscal year.


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

9.   DEFAULTS.

     9.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur, then Agent may (with the consent of the Majority Lenders) and shall (upon direction by the Majority Lenders), do any or all of the following: (1) without notice to Borrower or any other Person, declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or accelerate the Revolving Loan Termination Date and the Short Term Revolving Loan Termination Date to a date as early as the date of termination of the Commitments; (2) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; PROVIDED that in the case of the occurrence of an Event of Default with respect to Borrower or any of its Subsidiaries referred to in CLAUSE (f), (g) or (h) of this
SECTION 9.1, the Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, and (3) exercise any or all other rights and remedies available to Agent or any of the Lenders under the Loan Documents, at law or in equity:

            (a) PAYMENTS - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans payable under the Notes, this Agreement or the other Loan Documents when due or
     (ii) any Obligor fails to make any payment or required prepayment of interest with respect to the Loans or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and such failure to pay continues unremedied for a period of three Business Days; or

            (b) OTHER OBLIGATIONS - Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $2,500,000 (other than the Loans) and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness having an outstanding principal amount of at least $2,500,000 (other than the Loans) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

            (c) REPRESENTATIONS AND WARRANTIES - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material


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

     respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

            (d) AFFIRMATIVE COVENANTS - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in SECTIONS 7.3 or 7.8(c) hereof or (ii) default is made in the due observance or performance of any of the other covenants and agreements contained in SECTION 7 hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier; or

            (e) NEGATIVE COVENANTS - default is made in the due observance or performance by Borrower of any of the covenants or agreements contained in SECTION 8 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

            (f) INVOLUNTARY BANKRUPTCY OR RECEIVERSHIP PROCEEDINGS - a receiver, conservator, liquidator or trustee of Borrower or any of its Subsidiaries or of any of its Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 90 days; or Borrower or any of its Subsidiaries is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 90 days; or a petition is filed against Borrower or any of its Subsidiaries under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 90 days after such filing; or

            (g) VOLUNTARY PETITIONS OR CONSENTS - Borrower or any of its Subsidiaries commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due (taking into account applicable grace periods) or takes any corporate action to authorize or effect any of the foregoing; or

            (h) ASSIGNMENTS FOR BENEFIT OF CREDITORS OR ADMISSIONS OF INSOLVENCY - Borrower or any of its Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of such Person or of all or any substantial part of its Property; or

            (i) UNDISCHARGED JUDGMENTS - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $2,500,000 (exclusive of amounts covered by insurance and exclusive of judgments in the ordinary course of the insurance business of such Person) is rendered by any court or other governmental body against Borrower or any of its Subsidiaries and such Person does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 90 days from the date of entry thereof; or

            (j) SECURITY DOCUMENTS; GUARANTIES - any Security Document for any reason ceases to create a valid and perfected Lien of the first priority (subject to the Permitted Liens), required thereby on any of the Collateral purported to be covered thereby and securing that portion of the Obligations which is therein designated as being secured, or any Agency Subsidiary shall cease to be subject to a duly executed Guaranty or any Guaranty for any reason ceases to be the valid and binding obligation of the applicable Obligor, or any Obligor (or any other Person who may have granted or purported to grant such Lien or execute such Guaranty) will so state in writing (PROVIDED, HOWEVER, that this CLAUSE (j) shall be subject to the release rights set forth in the definition of "Agency Subsidiaries" in SECTION 1.1 hereof); or

            (k) CONCEALMENT - Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

            (l) OWNERSHIP OF CERTAIN SUBSIDIARIES - Borrower shall cease to own, directly or through one or more wholly-owned Subsidiaries of Borrower, all of the issued and outstanding equity interests in and to each of the Material Subsidiaries of Borrower or Agent shall cease to have a valid, perfected, first priority Lien upon all such equity interests (other than HCC UK Acquisition, with respect to which Agent shall have a valid, perfected, first priority Lien upon only 65% of their issued and outstanding equity interests); or

            (m) BEST RATINGS - any of the Insurance Company Subsidiaries shall fail to maintain an A.M. Best rating of at least "A"; or

            (n)     CHANGE OF CONTROL -  there should occur any Change of
     Control.

     9.2 RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final (but excluding the funds held in accounts clearly designated as escrow or trust accounts held by Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to Borrower pro rata in accordance with their Commitments. Each Lender agrees to promptly notify Borrower and Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agent or the Lenders may have. This Section is subject to the terms and provisions of SECTIONS 4.5 and 11.7 hereof.

     9.3 REMEDIES CUMULATIVE. No remedy, right or power conferred upon Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

10.  AGENT.

     10.1 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of Agent shall be held by Agent for the ratable benefit of the Lenders. Agent ("Agent" as used in this SECTION 10 shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct;
(e) shall not be bound by or obliged to recognize any agreement among or


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

between Borrower and any Lender to which Agent is not a party, regardless of whether Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to Agent in accordance with the terms of this Agreement or any other Loan Document;
(g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, and (h) shall not be responsible for the acts or edicts of any Governmental Authority. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. In any foreclosure proceeding concerning any Collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

     10.2 RELIANCE. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for Borrower), independent accountants and other experts selected by Agent. Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Pursuant to instructions of the requisite Lenders, Agent shall have the authority to execute releases of the Security Documents on behalf of the Lenders without the joinder of any Lender. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of Agent under this Agreement or any other Loan Document, then and in any of such events Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     10.3 DEFAULTS. Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "NOTICE OF
DEFAULT." In the event that Agent receives such a Notice of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to SECTION 10.7 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, PROVIDED that, unless and until Agent shall have received such directions, Agent


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

may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

     10.4 MATERIAL WRITTEN NOTICES. In the event that Agent receives any written notice of a material nature from the Borrower or any Obligor under the Loan Documents, Agent shall promptly inform each of the Lenders thereof. Agent shall promptly distribute the financial statements delivered to Agent pursuant to SECTION 7.2 hereof and any notices delivered to Agent pursuant to
SECTION 7.8 hereof.

     10.5 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made, Wells Fargo in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and Agent may accept fees and other consideration from Borrower (in addition to the fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     10.6 INDEMNIFICATION. The Lenders agree to indemnify Agent (to the extent not reimbursed under SECTION 11.3 or SECTION 11.4 hereof, but without limiting the obligations of Borrower under said SECTIONS 11.3 and 11.4), ratably in accordance with the Lenders' respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under SECTIONS 11.3 and 11.4 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this SECTION 10.6 shall survive the termination of this Agreement and the repayment of the Obligations.

     10.7 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has received current financial information with respect to Borrower and each other Obligor that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of Agent.

     10.8 FAILURE TO ACT. Except for action expressly required of Agent hereunder or under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 10.6 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.9 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders; PROVIDED, that Agent shall continue as Agent until such time as any successor shall have accepted appointment as Agent hereunder. Upon any such resignation or removal, (i) the Majority Lenders without the consent of Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrower its Principal Office referred to in SECTION 3.1 and SECTION 4 hereof. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     10.10 NO PARTNERSHIP. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and Agent. The relationship between the Lenders, on the one hand, and Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as trustee or other fiduciary for any Lender or to impose on Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

     10.11 NO WAIVER. None of the provisions of this Section 10 shall be construed as limiting or otherwise waiving any rights or remedies which Borrower or any other Obligor may have against Agent or any Lender.

11.  MISCELLANEOUS.

     11.1 WAIVER. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent, any Lender or Borrower or any other Obligor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

     11.2 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to Borrower, to Agent,
(ii) as to Agent, to Borrower and to each Lender, and (iii) as to any Lender, to Borrower and Agent. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when
(i) transmitted by telex or telecopier or delivered to the telegraph or cable office, (ii) personally delivered (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (iv) three Business Days' after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

     11.3 EXPENSES, ETC. Whether or not any Loan is ever made, Borrower shall pay or reimburse within 10 days after written demand (a) Agent for paying the reasonable fees and expenses of outside legal counsel to Agent in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto), the other Loan Documents and the making of the Loans hereunder, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document; (b) Agent for any lien search fees; (c) Agent for reasonable out-of-pocket expenses incurred by Agent in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the marketing, printing, duplicating, mailing and similar expenses) of the Loans; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Loan Document or any other document referred to herein or therein; (e) Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any document referred to herein and
(f) following the occurrence and during the continuation of an Event of Default, any Lender or Agent for paying all amounts (including reasonable attorneys' fees) reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of any Obligor under this Agreement or any other Loan Document, to protect Collateral, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agent under this Agreement or any other Loan Document, including, without limitation, reasonable fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 of the Bankruptcy Code and reasonable fees and expenses incurred in connection with any action pursuant to Section 1129 of the Bankruptcy Code and all other customary and reasonable out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Base Rate on each such amount until the earlier of payment or ten (10) days after written demand therefor, and if such amount has not been paid within ten (10) days after written demand therefor, at the Past Due Rate until the date of reimbursement to such Lender or Agent.

     11.4 INDEMNIFICATION. Borrower shall indemnify each of Agent, the Lenders, and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE
OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, within five (5) days after demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding, or (v) taxes (excluding income taxes, franchise taxes or any similar taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties, if any; PROVIDED that Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification or (ii) disputes between or among any and all of Agent and Lenders. Nothing in this Section is intended to limit the obligations of Borrower under any other provision of this Agreement.

     11.5 AMENDMENTS, ETC. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against Borrower unless the same shall be agreed or consented to in writing by Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, modification, waiver or consent shall, unless in writing and signed by each

Lender affected thereby, do any of the following: (a) increase any Commitment of any of the Lenders (or reinstate any termination or reduction of the Commitments) or subject any of the Lenders to any additional obligations;
(b) reduce the principal of, or interest on, any Loan or fee hereunder;
(c) postpone or extend the Revolving Loan Maturity Date, the Revolving Loan Termination Date, the Revolving Loan Availability Period, the Short Term Revolving Loan Maturity Date, the Short Term Revolving Loan Termination Date, the Short Term Revolving Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, fee or other sum to be paid hereunder or waive any Event of Default described in SECTION 9.1(a) hereof; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement (including, without limitation, the definition of "Majority Lenders"); (e) change any provision contained in SECTIONS 3.4, 11.3 OR 11.4 hereof or this SECTION 11.5; (f) release any Person from liability under a Guaranty or release substantially all of the security for the Obligations or release Collateral in any one (1) calendar year ascribed an aggregate value on the most recent financial statements of Borrower delivered to Agent in excess of $1,000,000 (PROVIDED, HOWEVER, that the foregoing shall not apply to releases which Agent is obligated to provide pursuant to this Agreement (including releases required under the definition of "Agency Subsidiaries" set forth in SECTION 1.1 hereof) or any of the other Loan Documents or by law), or (g) modify the provisions of SECTIONS 4.1(b) or 4.2 hereof regarding PRO RATA application of amounts after an Event of Default shall have occurred and be continuing. Notwithstanding anything in this
SECTION 11.5 to the contrary, no amendment, modification, waiver or consent shall be made with respect to SECTION 10 without the consent of Agent to the extent it affects Agent, as Agent.

     11.6   SUCCESSORS AND ASSIGNS.

     (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns; PROVIDED, HOWEVER, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes or Commitments, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; PROVIDED, HOWEVER, the PRO RATA treatment of payments, as described in SECTION 4.2 hereof, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders, (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans and (iii) the release of the Liens on all or substantially all of the Collateral.

     (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement; PROVIDED, HOWEVER, that (i) the aggregate amount of the Commitments of the assigning Lender subject to each such assignment shall in no event be less than $5,000,000; (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower must each give its prior written consent, which consents shall not be unreasonably withheld, and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance an Assignment and Acceptance in the form of EXHIBIT D hereto (each an "ASSIGNMENT AND ACCEPTANCE") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrower will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.2 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

     (d) The entries in the records of Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall create a rebuttable presumption as to the accuracy thereof and Borrower, Agent and the Lenders may treat each Person the name of which is recorded in the books and records of Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

     (e) Upon Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment
(to the extent consent is required), Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and (iii) give prompt notice thereof to Borrower. Within fifteen (15) Business Days after receipt of notice (and provided that Borrower has consented to the applicable assignment to the extent Borrower's consent is required with respect thereto), Borrower, at its own expense (but without incurring any expense or cost incurred by Agent or any Lender), shall execute and deliver to Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the respective Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the respective Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to Borrower (with copies, certified by Borrower as true, correct and complete, to be retained by Agent).

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

     11.7 LIMITATION OF INTEREST. Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this SECTION 11.7 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, PROVIDED that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, SECTION 9.1 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this SECTION 11.7, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited PRO TANTO against the then-outstanding principal balance of Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

     11.8   SURVIVAL.  The obligations of Borrower under SECTIONS 3.3, 3.4,
11.3 AND 11.4 hereof and all other obligations of Borrower in any other Loan Document (to the extent stated therein as surviving) and the obligations of the Lenders under SECTION 10.5 and 11.7 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and the termination of the Commitments.

     11.9 CAPTIONS. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

     11.11 GOVERNING LAW. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     11.12 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

     11.13 TAX FORMS. Each Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by Borrower or Agent, provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender, Borrower and Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless Borrower and Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate.

     11.14 VENUE. The Borrower hereby irrevocably (a) agrees that any legal proceeding against the Agent or any Lender arising out of or in connection with the Loan Documents shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "HOUSTON COURTS"); (b) submits to the non-exclusive jurisdiction of the Houston Courts; (c) agrees and consents that service of process may be made upon it in any proceeding arising out of the Loan Documents or any transaction contemplated thereby by service of process as provided by Texas law; (d) WAIVES, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Loan Document or the transactions contemplated thereby in the Houston Courts; and (e) WAIVES any claim that any such suit, action or proceeding in any Houston Court has been brought in an inconvenient forum. All of the obligations of the Borrower under the Loan Documents are performable in Harris County, Texas. Nothing herein shall affect the right of the Agent or any Lender to commence legal proceedings or otherwise proceed against the Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions in any manner provided by law.

     11.15 JURY WAIVER. BORROWER, AGENT AND LENDERS EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     11.16 CONFLICTS BETWEEN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

     11.17 DISCLOSURE TO OTHER PERSONS; CONFIDENTIALITY. Agent and each Lender agree that it may deliver copies of any financial statements and other documents or information delivered to it and disclose any other information disclosed to it by or on behalf of Borrower or any Subsidiary of Borrower in connection with or pursuant to this Agreement and the other Loan Documents only to:

            (i) its and its affiliates' directors, officers, employees, auditors, attorneys and professional consultants;

            (ii)    any other Lender;

            (iii) any Person to which such Lender offers to sell its Note or any part thereof, provided that each such Person agrees in writing to observe the confidentiality standards described in this Section;

            (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Note, PROVIDED that each such Person agrees in writing to observe the confidentiality standards described in this Section;

            (v) any federal or state regulatory authority having jurisdiction over it;

            (vi) any other Person to which such delivery or disclosure may be legally required in response to any subpoena or other legal process or investigative demand (in which event the Agent or the applicable Lender, as the case may be, shall, unless prohibited by applicable law, notify Borrower as soon as practicable), and

            (vii) any other Person in connection with any litigation involving any obligation, right or remedy of Agent or any Lender under the Loan Documents.

Subject to the foregoing, Agent and each Lender hereby agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information; PROVIDED, that such Person will be free, after notice to Borrower, to correct any false or misleading information which may become public concerning its relationship to Borrower. For the purpose of this Section, the term "CONFIDENTIAL INFORMATION" shall mean information about Borrower or any Subsidiary of Borrower furnished by Borrower or any such Subsidiary, but does not include any information which (i) is publicly known, or otherwise known to such holder, at the time of disclosure; (ii) subsequently becomes publicly known, but not through any act or omission by such holder, or (iii) otherwise becomes known to such holder other than through disclosure by Borrower or any Subsidiary of Borrower from any Person which is not known to be subject to a confidentiality agreement with Borrower or the applicable Subsidiary of Borrower.

     11.18 AMENDMENT AND RESTATEMENT; RENEWAL NOTES. This Agreement amends and restates in its entirety that certain Loan Agreement dated as of December 30, 1997 executed by and among Borrower, Wells Fargo Bank (Texas), National Association, as Agent, and certain financial institutions therein set forth.
The Notes have been given in renewal, extension and modification of the revolving credit facility previously provided to Borrower pursuant to such Loan Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                              HCC INSURANCE HOLDINGS, INC.,
                              a Delaware corporation


                              By: /s/ Frank J. Bramanti,
                                 ---------------------------------
                                   Frank J. Bramanti,
                                   Executive Vice President

                              Address for Notices:

                              13403 Northwest Freeway
                              Houston, Texas 77040
                              Attention: President
                              Telecopy No.: (713) 462-2401

                              WELLS FARGO BANK (TEXAS), NATIONAL
                              ASSOCIATION, as Agent and as a Lender


                              By: /s/ Jonathan C. Homeyer
                                 -------------------------------
                              Name: Jonathan C. Homeyer
                                    -------------------------------
                              Title: Vice President
                                    -------------------------------

                              Address for Notices:

Revolving Loan Commitment:    Wells Fargo Bank, N.A.
                              Commercial Bank Loan Center
$27,000,000                   Agency Dept., 2840
                              201 3rd Street, 8th Floor
                              San Francisco, California 94103
Short Term                    Attention:  Manager
Revolving Loan Commitment:    Telecopy No.: (415) 512-9408

$18,000,000                   with a copy to:

                              1000 Louisiana, 3rd Floor
                              Houston, Texas 77002
                              Attention:  Jonathon C. Homeyer
                              Telecopy No.:  (713) 739-1082

                              NATIONSBANK, N.A.,
                              as Documentation Agent and as a Lender


                              By: /s/ D. Keith Thompson
                                  -----------------------------
                              Name: D. Keith Thompson
                                   -----------------------------
                              Title: Vice President
                                   -----------------------------

                              Address for Notices:

Revolving Loan Commitment:    901 Main Street - 66th Floor
                              M.C. TX1-492-66-01
$21,600,000                   Dallas, TX  75202
                              Attention:  Keith Thompson
                              Telecopy No.: (214) 508-3742
Short Term
Revolving Loan Commitment:

$14,400,000

                              ABN AMRO BANK N.V.


                              By: /s/ James S. Mitchell
                                 ----------------------------
                              Name:   James S. Mitchell
                                   ----------------------------
                              Title:  Vice President
                                   ----------------------------


                              By: /s/ Bruce D. Ballentine
                                  ----------------------------
                              Name:   Bruce D. Ballentine
                                   ----------------------------
                              Title:  Group Vice President
                                   ----------------------------

Revolving Loan Commitment:    Address for Notices:
                              ABN AMRO Bank N.V.
$16,800,000                   Central Processing Unit
                              208 South LaSalle Street, Suite 1500
                              Chicago, IL 60603
Short Term                    Attention:  Credit Administration
Revolving Loan Commitment:    Fax No.: (312) 992-5111
                              Telephone No.: (312) 992-5110

$11,200,000
                              ABN AMRO Bank
                              Financial Institutions--Credit Dept.
                              500 Park Avenue
                              New York, NY 10022
                              Attention:  James Mitchell
                              Fax No.: (212) 446-4335

                              COMERICA BANK


                              By: /s/ Mark B. Grover
                                 ------------------------------
                              Name: Mark B. Grover
                                   ------------------------------
                              Title: Vice President
                                    ------------------------------


                              Address for Notices:

Revolving Loan Commitment:    Southwest Loan Production Office
                              4100 Spring Valley, Suite 900
$9,000,000                    Dallas, TX 75244
                              Attention:  Mark Grover
                              Telecopy No.: (214) 818-2550
Short Term
Revolving Loan Commitment:

$6,000,000

                              THE BANK OF NEW YORK


                              By: /s/ Benjamin L. Balkind
                                 -------------------------------
                              Name: Benjamin L. Balkind
                                  -------------------------------
                              Title: Vice President
                                  -------------------------------


                              Address for Notices:

Revolving Loan Commitment:    1 Wall Street, 17th Floor
                              New York, NY 10286
$16,800,000                   Attention:  Benjamin Balkind
                              Telecopy No.: (212) 809-9520
Short Term
Revolving Loan Commitment:

$11,200,000

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By: /s/ Sebastian Rocco
                                 -------------------------
                              Name: Sebastian Rocco
                                   --------------------------
                              Title: Senior Vice President
                                    -----------------------------


                              Address for Notices:

Revolving Loan Commitment:    1301 Avenue of the Americas
                              12th Floor
$15,000,000                   New York, NY 10019
                              Attention:  Peter Rasmussen
                              Telecopy No.: (212) 261-3401
Short Term
Revolving Loan Commitment:

$10,000,000

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: /s/ Thomas W. Doddridge
                                 -------------------------------
                              Name: Thomas W. Doddridge
                                   --------------------------------
                              Title: First Vice President
                                    --------------------------------


                              Address for Notices:

Revolving Loan Commitment:    One First National Plaza
                              Suite 0085
$12,000,000                   Chicago, Ill 60670
                              Attention:  Thomas W. Doddridge
                              Telecopy No.: (312) 732-4033
Short Term
Revolving Loan Commitment:

$8,000,000

                              FIRST UNION NATIONAL BANK


                              By: /s/ Gail M. Golichtly
                                 ------------------------------
                              Name: Gail M. Golichtly
                                   ----------------------------
                              Title: Senior Vice President
                                    ----------------------------

                              Address for Notices:

Revolving Loan Commitment:    301 South College Street
                              Charlotte, NC 28288-0735
$16,800,000                   Attention:  Tommy Hunter
                              Telecopy No.: (704) 383-7611
Short Term
Revolving Loan Commitment:

$11,200,000

                              GUARANTY FEDERAL


                              By: /s/ Richard Menchaca
                                 -----------------------------
                              Name: Richard Menchaca
                                   ----------------------------
                              Title: Vice President
                                    ----------------------------


                              Address for Notices:

Revolving Loan Commitment:    333 Clay St., Suite 4430
                              Houston, TX  77002
$15,000,000                   Attention:  Kevin Hanigan
                              Telecopy No.: (713) 759-0765
Short Term
Revolving Loan Commitment:

$10,000,000

                             [LETTERHEAD OF THE BORROWER]


                           REQUEST FOR EXTENSION OF CREDIT


                              ________________, 199____


WELLS FARGO BANK (TEXAS), NATIONAL
  ASSOCIATION, as Agent
Commercial Bank Loan Center
Agency Dept., 2840
201 3rd Street, 8th Floor
San Francisco, California 94103
Attention:  Manager


Gentlemen:

     The undersigned hereby certifies that he is the ________________________ of HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this Request for Extension of Credit (the "REQUEST") on behalf of the Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of March ____, 1999, by and among the Borrower, WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Agent, NATIONSBANK, N.A., as Documentation Agent, and the Lenders therein named. The Revolving Loan being requested hereby is to be in the amount set forth in (b) below and is requested to be made on __________________, which is a Business Day. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

     (a)    As of the date hereof:

            (1)     The aggregate Revolving Loan Commitments are:    $ ________
                                                                       ________

            (2)     The aggregate outstanding principal of Revolving
                    Notes, before giving effect to the Revolivng Loan
                    requested hereby, is:                             (________)


                                   EXHIBIT A
                               to Loan Agreement
                                       1

            (3)     The aggregate unused Revolving Loan Com-
                    mitments of all Revolving Loan Lenders [A(1)
                    minus A(2)], if positive, is:                     $________
                                                                       ________

     (b) If and only if the aggregate unused Revolving Loan Commitments of all Revolving Loan Lenders [A(3)] is positive, the Borrower hereby requests under this Request a Revolving Loan in the amount of $____________ (which is no more than the aggregate unused Revolving Loan Commitments of all Revolving Loan Lenders).

     (c) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof (except for such representations and warranties which expressly refer to a prior date in which case they shall be true and correct as of such earlier date); PROVIDED, HOWEVER, that for purposes of this Request in each representation and warranty in ARTICLE 6 of the Loan Agreement that makes reference to a Schedule, the representation under this Request that such representation and warranty in ARTICLE 6 of the Loan Agreement is true on and as of the date of making of such Loan shall take into account subsequent amendments to any Schedule referred to therein and matters arising after the date of the Loan Agreement which do not otherwise give rise to or constitute a Default under the Loan Agreement.

     (d) No event which could reasonably be expected to have a Material Adverse Effect has occurred.

     (e)    No Default or Event of Default has occurred and is continuing.

     Thank you for your attention to this matter.


                              Very truly yours,


                              [SIGNATURE OF AUTHORIZED OFFICER]


                                   EXHIBIT A
                               to Loan Agreement
                                       2

                               RATE DESIGNATION NOTICE

     HCC INSURANCE HOLDINGS, INC., Wells Fargo Bank (Texas), National Association, as Agent, NationsBank, N.A., as Documentation Agent, and certain financial institutions executed and delivered that certain Loan Agreement (as amended, supplemented and restated, the "LOAN AGREEMENT") dated as of March ____, 1999. Any term used herein and not otherwise defined herein shall have the meaning herein ascribed to it in the Loan Agreement. In accordance with the Loan Agreement, Borrower hereby notifies Agent of the exercise of an Interest Option.

A.   TYPE OF LOAN  The Loans with respect to which this Rate Designation Notice
     is being given are (check one):    [____]Revolving Loans
                                        [____]Short Term Revolving Loans

B.   CURRENT BORROWINGS

     1.     Interest Options now in effect: ______________

     2.     Amounts:  $ ______________

     3.     Expiration of current Interest Periods, if applicable: _____________

C.   PROPOSED ELECTION

     1.     Total Amount:  $______________

     2.     Date Interest Option is to be effective: ______________

     3.     Interest Option to be applicable (check one):

            [_____] Base Rate

            [_____] Eurodollar Rate

     4.     Interest Period: _____ months (if available and if applicable)


                                   EXHIBIT B

     Borrower represents and warrants that the Interest Option and Interest Period selected above comply with all provisions of the Loan Agreement and that there exists no Event of Default or any event which, with the passage of time, the giving of notice or both, would be an Event of Default.


Date: ______________
                              HCC INSURANCE HOLDINGS, INC.,
                              a Delaware corporation


                              By: ________________________________________

                              Name: ________________________________________

                              Title: ________________________________________





                                   EXHIBIT B

                                    REVOLVING NOTE

                                    Houston, Texas
$__________                                            ______________, 199__


     FOR VALUE RECEIVED, HCC INSURANCE HOLDINGS, INC., a Delaware corporation ("MAKER"), promises to pay to the order of _______________________ ("PAYEE"), at the principal office of Wells Fargo Bank (Texas), National Association, a national banking association, Syndications Dept., 201 3rd Street, 8th Floor, San Francisco, California 94103, in immediately available funds and in lawful money of the United States of America, the principal sum of ________________ Dollars ($_____________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "LOAN AGREEMENT") dated as of March ____, 1999 among Maker, certain signatory banks named therein, NationsBank, N.A., as Documentation Agent, and Wells Fargo Bank (Texas), National Association, as Agent; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

     1. LOAN AGREEMENT; ADVANCES; SECURITY. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Revolving Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or prepayments made on this note and by or for the account of Maker. All Loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of (a) any Loan or advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that Loan or advance, or (b) any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.


                                   EXHIBIT C
                               to Loan Agreement
                                      -1-

     2.     MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST.

     (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

     (b) On the Revolving Loan Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

     (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

     (d) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

     3. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (b) the aggregate of any Additional Interest, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     4. DEFAULT. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.


                                   EXHIBIT C
                               to Loan Agreement
                                      -2-

     5. WAIVERS BY MAKER AND OTHERS. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     6. PARAGRAPH HEADINGS. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

     7. CHOICE OF LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     8. SUCCESSORS AND ASSIGNS. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     9. RECORDS OF PAYMENTS. The records of Payee shall be prima facie evidence of the amounts owing on this note.

     10. SEVERABILITY. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

     11. REVOLVING LOAN. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Revolving Loan Maturity Date. Maker may borrow, repay and reborrow hereunder; and except as set forth in the Loan Agreement there is no limitation on the number of advances made hereunder. Maker and Payee agree pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or any Loan evidenced hereby and that neither this note nor any Loan evidenced hereby shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.


                                   EXHIBIT C
                               to Loan Agreement
                                      -3-

     12. BUSINESS LOANS. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D.

                              HCC INSURANCE HOLDINGS, INC.,
                              a Delaware corporation


                              By: _______________________________
                                   Frank J. Bramanti,
                                   Executive Vice President




                                   EXHIBIT C
                               to Loan Agreement
                                      -4-

                              ASSIGNMENT AND ACCEPTANCE

                              Dated: __________________


     Reference is made to the Loan Agreement dated as of March ____, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "LOAN AGREEMENT"), among HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the "BORROWER"), the Lenders named therein, NATIONSBANK, N.A., as Documentation Agent, and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Agent (the "AGENT"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on SCHEDULE I hereto and made a part hereof) and the Assignee (as defined and set forth on SCHEDULE I hereto and made a part hereof) is dated as of the Effective Date of Assignment (as set forth on SCHEDULE I hereto and made a part hereof).

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "ASSIGNED INTEREST") in and to all the Assignor's rights and obligations under the Loan Agreement respecting those, and only those, credit facilities contained in the Loan Agreement as are set forth on SCHEDULE I (collectively, the "ASSIGNED FACILITIES," individually, an "ASSIGNED FACILITY"), in a principal amount for each Assigned Facility as set forth on SCHEDULE I.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that the Assigned Interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of its respective obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, assigned and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Loans) and a new Note or Notes payable to the Assignee


                                   EXHIBIT D
                                      to
                                Loan Agreement
in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date of Assignment).

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in SECTION 6.2 thereof, or if later, the most recent financial statements delivered pursuant to SECTION 7.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, and (vii) has supplied the information requested on the administrative questionnaire provided by Agent.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and the Borrower and recording by the Agent pursuant to SECTION 11.6 of the Loan Agreement, effective as of the Effective Date of Assignment (which Effective Date of Assignment shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

     5. Upon such acceptance and recording, from and after the Effective Date of Assignment, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date of Assignment or accrue subsequent to the Effective Date of Assignment. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date of Assignment by the Agent or with respect to the making of this assignment directly between themselves.


                                   EXHIBIT D
                                      to
                                Loan Agreement

     6. From and after the Effective Date of Assignment, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.


                                   EXHIBIT D
                                      to
                                Loan Agreement

                       SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE


Legal Name of Assignor: _______________________________

Legal Name of Assignee: _______________________________

Effective Date of Assignment:_______________________________


                                                       Percentage Assigned
                                                    of each Assigned Facility
                                                    (to at least 8 decimals)
                                   Principal         (Shown as a percentage
      Assigned                     Amount of     of aggregate original principal
     Facilities               Assigned Interest      amount of all Lenders)
     ----------               -----------------  --------------------------------

     Revolving Loans          $______________               ______%


     Revolving Loan           $______________               ______%
     Commitments

     Short Term Revolving     $______________               ______%
     Loans

     Short Term Revolving     $______________               ______%
     Loan Commitments

                                   EXHIBIT D
                                      to
                                Loan Agreement

__________________________,
     as Assignor


By:__________________________

Name:__________________________

Title:__________________________



______________________________,
     as Assignee


By:__________________________

Name:__________________________

Title:__________________________



HCC INSURANCE HOLDINGS, INC.,
a Delaware corporation


By:__________________________

Name:__________________________

Title:__________________________


Accepted:

WELLS FARGO BANK (TEXAS), NATIONAL
ASSOCIATION, as Agent


By:__________________________

Name:__________________________

Title:__________________________


                                   EXHIBIT D
                                      to
                                Loan Agreement

                                COMPLIANCE CERTIFICATE


     The undersigned hereby certifies that he is the ________________________ of HCC INSURANCE HOLDINGS, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this certificate on behalf of the Borrower pursuant to the Loan Agreement (the "AGREEMENT") dated as of March ____, 1999, by and among the Borrower, WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Agent, NATIONSBANK, N.A., as Documentation Agent, and the lenders therein named; and that a review of the Borrower and the other Obligors has been made under his supervision with a view to determining whether the Borrower and the other Obligors have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and on behalf of the Borrower further certifies, represents and warrants that to the best knowledge of the officer executing this certificate, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

            (a) The Borrower and the other Obligors have fulfilled, in all material respects, their respective obligations under the Agreement, the Notes and the other Loan Documents to which each is a party.

            (b) The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof (except for such representations and warranties which expressly refer to a prior date in which case they shall be true and correct as of such earlier date); PROVIDED, HOWEVER, that for purposes of this Compliance Certificate, in each representation and warranty in ARTICLE 6 of the Loan Agreement that makes reference to a Schedule, the representation under this Compliance Certificate that such representation and warranty in ARTICLE 6 of the Loan Agreement is true on and as of the date of making of such Loan shall take into account subsequent amendments to any Schedule referred to therein and matters arising after the date of the Loan Agreement which do not otherwise give rise to or constitute a Default under the Loan Agreement.

            (c) The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present in all material respects the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of Quarterly Financial Statements, to normal changes resulting from year-end adjustments).

            (d) No Default or Event of Default has occurred and is continuing. In this regard, the compliance with the provisions of SECTION
     7.3 is as follows:


                                   EXHIBIT E

            (i)     SECTION 7.3(a)(i) --SHAREHOLDERS' EQUITY

                    ACTUAL                   REQUIRED

                    $___________             $_______________

            (ii)    SECTION 7.3(a)(ii) -- DEBT TO CAPITALIZATION RATIO

                    ACTUAL                   REQUIRED

                    ______%                  35%

            (iii)   SECTION 7.3(a)(iii) -- CASH FLOW COVERAGE RATIO

                    ACTUAL                   REQUIRED

                    ______ to 1.00           2.00 to 1.00

            (iv)    SECTION 7.3(a)(iv) -- COMBINED RATIO

                    ACTUAL                   REQUIRED

                    ______ to 1.00           105%

            (iv)    SECTION 7.3(b) -- RISK BASED CAPITAL RATIO

                    ACTUAL BORROWER          REQUIRED BORROWER

                    ______%                  200%

                    ACTUAL HOUSTON CASUALTY  REQUIRED HOUSTON CASUALTY
                     COMPANY                  COMPANY

                    ______%                  200%

                    ACTUAL AVEMCO INSURANCE  REQUIRED AVEMCO INSURANCE
                     COMPANY                  COMPANY

                    ______%                  200%


                                   EXHIBIT E

                    ACTUAL U.S. SPECIALTY    REQUIRED U.S. SPECIALTY
                     INSURANCE COMPANY        INSURANCE COMPANY

                    ______%                  200%



            (e) No event which could reasonably be expected to have a Material Adverse Effect has occurred.

            DATED as of ____________________.


                              HCC INSURANCE HOLDINGS, INC.,
                              a Delaware corporation


                              By:__________________________

                              Name:__________________________

                              Title:__________________________


                                   EXHIBIT E

                                                             Exhibit F


                         HCC INSURANCE HOLDINGS, INC.
                                 SUBSIDIARIES


           7200 Copperfield Company, LLC
           Airway Underwriters of Michigan, Inc.
           Avemco Corporation
           Avemco Financial Services, Inc.
           Avemco Insurance Company
           Aviation & Marine Premium Acceptance Corporation
           Continental Aviation Underwriters, Inc.
           Eagles Aerobatic Flight Team, Inc.
           Eastern Aviation & Marine Underwriters, Inc.
           Guarantee Insurance Resources, Inc.
           HCC Aviation Insurance Group, Inc.
           HCC Benefits Corporation
           HCC Employee Benefits, Inc.
           HCC Employer Services of Oklahoma, Inc.
           HCC Employer Services, Inc.
           HCC Intermediaries, Inc.
           HCC Intermediate Holdings, Inc.
           HCC Reinsurance Company Limited
           HCC Service Corporation
           HCC U.K. Acquisition Limited
           HCC Underwriters, a Texas Corporation
           Hinchcliff International Group Services, Inc.
           Houston Casualty Company
           Insurance Alternatives, Inc.
           International Aviation Underwriters, Inc.
           KIMCO, LLC
           LDG Insurance Agency Incorporated
           LDG Management Company Incorporated
           LDG Reinsurance Corporation
           Loss Management Services, Inc.
           Managed Group Underwriting, Inc.
           Matterhorn Bank Programs, Inc.
           MEDEKS International Saglik Ve Sigorta Destek Idari Hizmetleri A.S. (Turkey)
           Medical Reinsurance Underwriters Incorporated

                                                                   Exhibit F


                         HCC INSURANCE HOLDINGS, INC.
                                 SUBSIDIARIES


           Middle East Insurance Brokers, Limited (Jordan)
           Midwest Stop Loss Underwriters, Incorporated
           NASRA TPA, Inc.
           NEWECC, Inc.
           North American Special Risk Associates, Inc.
           PEPYS Holdings Limited (U.K.)
           PEPYS Management Services Limited (U.K.)
           Professional Audit Service, Inc.
           Rattner MacKenzie Limited (U.K.)
           SBS Insurance Holdings, a Texas Corporation
           Signal Aviation Insurance Services, Inc.
           Southern Aviation Insurance Underwriters, Inc.
           Specialty Insurance Underwriters, Inc.
           SRRF Management Incorporated
           The Wheatley Group, Ltd.
           Trafalgar Insurance Company
           U.S. Specialty Insurance Company
           Universal Loss Management, Inc.

                                                                    Exhibit G


                        EXISTING BORROWED MONEY INDEBTEDNESS


1. Letter Loan Agreement by and between Houston Casualty Company and Wells Fargo Bank (Texas), National Association dated April 30, 1998 and related documents.

2. Letter Loan Agreement by and between HCC Aviation Insurance Group, Inc. f/k/a Aviation & Marine Insurance Group, Inc. and Wells Fargo Bank (Texas), National Association dated June 29, 1998 and related documents.

3. Letter Loan Agreement by and between U.S. Specialty Insurance Company and Wells Fargo Bank (Texas), National Association dated June 29, 1998 and related documents.

4. Loan Agreement ($10,000,000) dated January 8, 1999 between HCC Insurance Holdings, Inc. and Wells Fargo Bank (Texas), National Association and related documents.

5. Installment Note dated February 26, 1997 between Peoples Savings Bank and HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. in the original principal amount of $256,700.

6. Four Installment Notes of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to General Motors Acceptance Corporation in monthly installments of between $378 and $424, secured by vehicles. Final payments between August, 1999 to December, 2000.

7. Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to Peoples Bank in monthly installments of $3,447 with a final payment due in November, 2006, secured by an airplane.

8. Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to Sterling Bank in monthly installments of $375 with a final payment due in April, 2001, secured by an automobile.

9. Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to Regions Bank in monthly installments of $1,488 with a final payment due in October, 2002, secured by an automobile.

10. Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to a limited partnership and trust in annual installments of $100,000 in May, 1999 and May, 2000, with the remaining principle of $211,241 due in May, 2001, secured by property on Halcyon Drive in Montgomery, Alabama.

11. Outstanding indebtedness of HCC Insurance Holdings, Inc. to the former shareholders of PEPYS Holdings Limited pursuant to that certain Share Purchase Agreement dated as of January 31, 1999 by and among HCC Insurance Holdings,

                                                                       Exhibit G


     Inc., Gerald Axel, Barry J. Cook, Gary J. Lockett, Christopher F. B. Mays, Mark E. Rattner, Marshall Rattner, Inc., John Smith and Keith W. Steed and related documents.

                                                                       Exhibit H


                                   EXISTING LIENS


1. Security interest granted pursuant to Letter Loan Agreement by and between Houston Casualty Company and Wells Fargo Bank (Texas), National Association dated April 30, 1998 and related documents.

2. Security interest granted pursuant to Letter Loan Agreement by and between HCC Aviation Insurance Group, Inc. f/k/a Aviation & Marine Insurance Group, Inc. and Wells Fargo Bank (Texas), National Association dated June 29, 1998 and related documents.

3. Security interest granted pursuant to Letter Loan Agreement by and between U.S. Specialty Insurance Company and Wells Fargo Bank (Texas), National Association dated June 29, 1998 and related documents.

4. Security interest granted pursuant to Loan Agreement ($120,000,000 Revolving Loan Facility) dated as of December 30, 1997 among HCC Insurance Holdings, Inc., Wells Fargo Bank (Texas), National Association, NationsBank of Texas, N.A. and the other lenders a party thereto and related documents.

5. Security interest granted pursuant to Installment Note dated February 26, 1997 between Peoples Savings Bank and HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. in the original principal amount of $256,700.

6. Security interest granted pursuant to four Installment Notes of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to General Motors Acceptance Corporation in monthly installments of between $378 and $424, secured by vehicles. Final payments between August, 1999 to December, 2000.

7. Security interest granted pursuant to Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to Peoples Bank in monthly installments of $3,447 with a final payment due in November, 2006, secured by an airplane.

8. Security interest granted pursuant to Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to Sterling Bank in monthly installments of $375 with a final payment due in April, 2001, secured by an automobile.

9. Security interest granted pursuant to Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to Regions Bank in monthly installments of $1,488 with a final payment due in October, 2002, secured by an automobile.

10. Security interest granted pursuant to Installment Note of HCC Employer Services, Inc. f/k/a Sun Employer Services, Inc. payable to a limited partnership and trust in annual installments of $100,000 in May, 1999 and May, 2000, with the remaining principle of $211,241 due in May, 2001, secured by property on Halcyon Drive in

                                                                       Exhibit H


     Montgomery, Alabama.

11. Security interest granted in connection with outstanding indebtedness of HCC Insurance Holdings, Inc. to the former shareholders of PEPYS Holdings Limited pursuant to that certain Share Purchase Agreement dated as of January 31, 1999 by and among HCC Insurance Holdings, Inc., Gerald Axel, Barry J. Cook, Gary J. Lockett, Christopher F. B. Mays, Mark E. Rattner, Marshall Rattner, Inc., John Smith and Keith W. Steed and related documents.

                              SHORT TERM REVOLVING NOTE

                                    Houston, Texas
$__________                                            ______________, 199__


     FOR VALUE RECEIVED, HCC INSURANCE HOLDINGS, INC., a Delaware corporation ("MAKER"), promises to pay to the order of _______________________ ("PAYEE"), at the principal office of Wells Fargo Bank (Texas), National Association, a national banking association, Syndications Dept., 201 3rd Street, 8th Floor, San Francisco, California 94103, in immediately available funds and in lawful money of the United States of America, the principal sum of ________________ Dollars ($_____________) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding at the rate or rates provided in that certain Loan Agreement (as amended, supplemented, restated or replaced from time to time, the "LOAN AGREEMENT") dated as of March ____, 1999 among Maker, certain signatory banks named therein, NationsBank, N.A., as Documentation Agent, and Wells Fargo Bank (Texas), National Association, as Agent; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate. Any term defined in the Loan Agreement which is used in this note and which is not otherwise defined in this note shall have the meaning ascribed to it in the Loan Agreement.

     1. LOAN AGREEMENT; ADVANCES; SECURITY. This note has been issued pursuant to the terms of the Loan Agreement, and is one of the Short Term Revolving Notes referred to in the Loan Agreement. Advances against this note by Payee or other holder hereof shall be governed by the terms and provisions of the Loan Agreement. Reference is hereby made to the Loan Agreement for all purposes. Payee is entitled to the benefits of and security provided for in the Loan Agreement. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or prepayments made on this note and by or for the account of Maker. All Loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; PROVIDED, that any failure to make notation of (a) any Loan or advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that Loan or advance, or (b) any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.


                                   EXHIBIT I
                               to Loan Agreement
                                      -1-

     2.     MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST.

     (a) Accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable on the Interest Payment Dates.

     (b) On the Short Term Revolving Loan Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be finally due and payable.

     (c) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

     (d) The Loan Agreement provides for required prepayments of the indebtedness evidenced hereby upon terms and conditions specified therein.

     3. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (b) the aggregate of any Additional Interest, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     4. DEFAULT. The Loan Agreement provides for the acceleration of the maturity of this note and other rights and remedies upon the occurrence of certain events specified therein.


                                   EXHIBIT I
                               to Loan Agreement
                                      -2-

     5. WAIVERS BY MAKER AND OTHERS. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     6. PARAGRAPH HEADINGS. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

     7. CHOICE OF LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     8. SUCCESSORS AND ASSIGNS. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     9. RECORDS OF PAYMENTS. The records of Payee shall be prima facie evidence of the amounts owing on this note.

     10. SEVERABILITY. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

     11. REVOLVING LOAN. Subject to the terms and provisions of the Loan Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Short Term Revolving Loan Maturity Date. Maker may borrow, repay and reborrow hereunder; and except as set forth in the Loan Agreement there is no limitation on the number of advances made hereunder. Maker and Payee agree pursuant to Chapter 346 ("CHAPTER 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to this note or any Loan evidenced hereby and that neither this note nor any Loan evidenced hereby shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.


                                   EXHIBIT I
                               to Loan Agreement
                                      -3-

     12. BUSINESS LOANS. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D.

     13. ARBITRATION. Reference is hereby made to SECTION 11.14 of the Loan Agreement providing for arbitration. The provisions of such Section are hereby incorporated herein by this reference.


                              HCC INSURANCE HOLDINGS, INC.,
                              a Delaware corporation


                              By: __________________________________
                                   Frank J. Bramanti,
                                   Executive Vice President


                                   EXHIBIT I
                               to Loan Agreement
                                      -4-